UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KKR REAL ESTATE FINANCE TRUST INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10001
March 14, 2025
Dear Fellow Stockholders:
You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), which will be held virtually at 8:30 a.m., Eastern Time, on Friday, April 25, 2025. The Annual Meeting will be a virtual meeting of stockholders, held solely by means of remote communication.
You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/KREF2025. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. Stockholders will not be able to physically attend the Annual Meeting. At the Annual Meeting, stockholders will be asked to:
•	elect the director nominees listed herein;
•	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025;
•	consider a non-binding vote on executive compensation of our named executive officers; and
•	consider and approve a proposal to approve the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan; and
•	consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Details concerning the matters to come before stockholders at the Annual Meeting are described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.
Your Board of Directors unanimously recommends that you vote:
•	FOR all of the director nominees listed in the Proxy Statement,
•	FOR the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025,
•	FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement, and
•	FOR the approval of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan.
We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide a convenient, economic and environmentally friendly way to access the proxy materials and authorize a proxy to vote your shares.
It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the Annual Meeting.

On behalf of the Board of Directors, we thank you for your continued support.
Sincerely,

/s/ Ralph F. Rosenberg
Ralph F. Rosenberg
Chairman of the Board of Directors

/s/ Christen E.J. Lee	/s/ Matthew A. Salem
Christen E.J. Lee	Matthew A. Salem
Vice Chairman of the Board of Directors	Chief Executive Officer and Director

KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10001
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
To Our Stockholders:
We hereby notify you that KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), is holding its 2025 annual meeting of stockholders (the “Annual Meeting”) virtually via live audio webcast at www.virtualshareholdermeeting.com/KREF2025 on Friday, April 25, 2025, at 8:30 a.m., Eastern Time. At the Annual Meeting, stockholders will be asked to:
1.	elect the director nominees listed herein;
2.	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025;
3.	consider a non-binding vote on executive compensation of our named executive officers;
4.	consider and approve a proposal to approve the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan; and
5.	consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
You can vote your shares if the Company’s records show that you were a stockholder of record of the Company’s common stock as of the close of business on March 3, 2025, the record date for the Annual Meeting. Stockholders, whether or not they expect to attend the Annual Meeting, are requested to authorize a proxy to vote their shares electronically before the meeting via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card. Instructions are also described in the accompanying Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting, and stockholders who attend the meeting and who are eligible to vote may withdraw their proxies and cast their vote electronically at the meeting. To participate in the Annual Meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. Stockholders will not be able to physically attend the Annual Meeting.

Sincerely,

/s/ Kelly Galligan
Kelly Galligan
General Counsel and Secretary

March 14, 2025
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 14, 2025.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 25, 2025: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10001
PROXY STATEMENT FOR
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2025
This Proxy Statement and our annual report for the fiscal year ended December 31, 2024 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company,” “KREF,” “we,” “us,” or “our”), in connection with our 2025 annual meeting of stockholders (the “Annual Meeting”).
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Where and when will the Annual Meeting be held?
The meeting will be held virtually, solely by means of remote communication, via live audio webcast at www.virtualshareholdermeeting.com/KREF2025 on Friday, April 25, 2025, at 8:30 a.m., Eastern Time.
Why am I being provided with these proxy materials?
We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by our Board of proxies for the matters to be considered and voted on at our Annual Meeting and at any adjournment or postponement thereof.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies and provides notice of the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card on how you would like your shares voted, sign the proxy card and return it in the envelope provided.

How do I vote my shares online at the Annual Meeting?
Stockholders as of the close of business on March 3, 2025 (the “Record Date”) may vote and submit questions while attending the meeting online via live audio webcast. Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/KREF2025 during the meeting. You will need the 16-Digit Control Number included on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Even if you plan to attend the Annual Meeting, we encourage you to authorize your voting instructions in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What am I voting on?
There are four proposals scheduled to be considered and voted on at the Annual Meeting:
• Proposal 1:	Election of the director nominees listed herein;
• Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025
• Proposal 3:	Non-binding vote on executive compensation of our named executive officers; and
• Proposal 4:	Approval of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan.
Who can vote?
You can vote your shares of our common stock if our records show that you were the owner of such shares as of the close of business on the March 3, 2025 Record Date. As of the Record Date, there were a total of 68,713,596 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of our common stock entitles the holder thereof the right to one vote.
What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
How many votes are required to approve each proposal?
With respect to the election of directors (Proposal 1), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast by the holders of shares of common stock, even if less than a majority, will be elected. There is no cumulative voting in director elections.
A majority of the votes cast is required to ratify the appointment of our independent registered public accounting firm (Proposal 2), approve the non-binding vote on executive compensation (Proposal 3) and approve the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan (Proposal 4).

What is a “broker non-vote”?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) interpretations, your shares may be voted on Proposal 2 (auditor ratification) if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions, because the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2025 is considered a “routine” matter under the NYSE rules for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.
How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “FOR ALL” of the director nominees, vote “WITHHOLD ALL” for all of the director nominees or vote “FOR ALL EXCEPT” one or more director nominees. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Broker non-votes will not affect the outcome of this proposal.
With respect to the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal and, as this proposal is considered a “routine” matter under the NYSE rules, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
With respect to the non-binding vote on executive compensation (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 3, abstentions and “broker non-votes” are not considered votes cast and will not affect the outcome of this proposal.
With respect to the approval of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan (Proposal 4) you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 4, abstentions and “broker non-votes” are not considered votes cast and will not affect the outcome of this proposal.
If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to all four Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon at the Annual Meeting.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•	“FOR” each of the director nominees set forth in this Proxy Statement.
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025
•	“FOR” the approval of the non-binding vote on executive compensation.
•	“FOR” the approval of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote your shares according to your voting instructions. Specifically, you may vote:
•
By Internet – If you have Internet access, you may authorize your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.

•
By Telephone – If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.

•
By Mail – You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 24, 2025, for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record must be received no later than April 24, 2025.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
What if other matters come up at the Annual Meeting?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
What does it mean if I receive more than one Notice and Access Card?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice and Access Card you receive.
Can I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement revoking your proxy card to our Secretary or any corporate officer of the Company, provided such statement is received no later than April 24, 2025;
•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 24, 2025;
•	submitting a properly signed proxy card with a later date that is received no later than April 24, 2025; or
•	attending the Annual Meeting, revoking your proxy and voting online.
Proxy revocation notices should be sent to KKR Real Estate Finance Trust Inc., 30 Hudson Yards, Suite 7500, New York, New York 10001, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Who pays for this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors and officers, officers of our external manager, KKR Real Estate Finance Manager LLC (our “Manager”), and employees of affiliates of our Manager in person or by telephone, electronic transmission and facsimile transmission. Such persons will receive no additional compensation for their solicitation. In addition, brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why is the 2025 Annual Meeting being webcast online?
The Annual Meeting will be conducted in an online, virtual format. We are pleased to continue to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate effectively and efficiently with our stockholders. This format allows stockholders to participate without the cost of travel and provides the same rights as a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.

PROPOSAL 1 — ELECTION OF DIRECTORS
There are currently eight members serving on the Board. The Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, unanimously nominated the eight directors listed below for re-election to the Board at the Annual Meeting. The Board knows of no reason why these nominees are unable or unwilling to serve as directors if re-elected but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of any substitute nominee selected by our Board, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our Bylaws.
Nominees for Election as Directors
The following sets forth the positions, ages and biographical information for our director nominees as of March 14, 2025.

Name	Age	Position
Ralph F. Rosenberg	60	Chairman of the Board
Christen E.J. Lee	46	Vice Chairman of the Board
Matthew A. Salem	51	Chief Executive Officer and Director
Terrance R. Ahern	69	Director
Irene M. Esteves	66	Director
Jonathan A. Langer	56	Director
Paula Madoff	57	Director
Deborah H. McAneny	65	Director

Ralph F. Rosenberg has served as a director since October 2014 and is the Chairman of our Board of Directors. Mr. Rosenberg is also a member of our Manager’s investment committee. Mr. Rosenberg joined KKR in 2011 and is a Partner and the Chairman of KKR’s Real Estate Assets Platform. Mr. Rosenberg is Chairman of the Board of Directors of KKR Real Estate Select Trust and a member of the Board of Directors of KKR Realty Japan Management. Prior to joining KKR, he was a partner at Eton Park Capital Management and managed his own firm, R6 Capital Management, which later merged into Eton Park. Previously, Mr. Rosenberg was a partner at Goldman Sachs. Mr. Rosenberg serves on the Brown University Investment Committee and the Investment Committee of the Urban Land Institute. He is a former global and U.S. Trustee of the Urban Land Institute, a former chair of the Board of Directors of the Pension Real Estate Association (PREA) and a former member of the Board of Directors of the PREA Foundation and AFIRE. He is an Emeriti Member of the Brown University Corporation and is an Honorary Trustee of the Francis W. Parker School in Chicago, Illinois. He is also a former trustee of the Stanford Graduate School of Business Trust and a former trustee and former vice-chair of the Board of Directors of the Masters School in Dobbs Ferry, New York. Mr. Rosenberg holds an undergraduate degree from Brown University, where he graduated magna cum laude, and holds an M.B.A. from the Stanford Graduate School of Business.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate equity and debt investment. Our Board also considered Mr. Rosenberg’s prior board experience.
Christen E.J. Lee has served as a director since April 2020 and is the Vice Chairman of our Board of Directors. Mr. Lee is also a member of our Manager’s investment committee. He previously served as Co-Chief Executive Officer and Co-President of our Company from October 2015 through March 2020. He also served as Co-Chief Executive Officer and Co-President of our Manager from March 2016 through January 2021. Mr. Lee joined KKR in 2012 and is a Partner and President of KKR’s global real estate business. Mr. Lee serves as Portfolio Manager for KKR Property Partners Americas. Mr. Lee sits on KKR’s Operating Committee, KKR’s Real Estate Equity and Credit Investment Committees in the Americas, KKR’s Real Estate Equity and Credit Portfolio Management Committees in the Americas, KKR’s ESG Committee, KKR’s Global Inclusion and Diversity Council, co-chairs KKR’s Americas Inclusion and Diversity Council and chairs KKR’s Real Estate Valuation Committee. Previously, he served as Head of Real Estate in the Americas, overseeing both equity and credit investing platforms in the region. Prior to joining KKR, he spent three years at Apollo Global Management on their global real estate team where he focused on real estate acquisitions. Mr. Lee also worked at Goldman Sachs in the merchant banking division’s real estate principal investment area (REPIA) for over five years after spending two years in the investment banking division. He earned his MBA from Harvard Business School and his Bachelor’s degree in Economics from

Emory University. Mr. Lee currently serves as a trustee of St. Mark’s School of Texas in Dallas, Texas, as a member of the Board of Directors of Sponsors for Educational Opportunity (SEO) in New York, New York, as a member of the Board of Directors of the PREA Foundation in Hartford, Connecticut, as a trustee of Collegiate School in New York, New York and as a member of the Dean’s Advisory Council for Emory College of Arts and Sciences in Atlanta, Georgia. He is a member of the CRE Finance Council, Pension Real Estate Association, Real Estate Capital Policy Advisory Committee for the Real Estate Roundtable, Real Estate Executive Council, Manhattan Chapter of YPO and Urban Land Institute where he sits on one of its Urban Development and Mixed-Use Councils.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate equity and debt investments and his involvement in the real estate industry. Our Board also considered Mr. Lee’s experience as the Company’s former Co-Chief Executive Officer and Co-President.
Matthew A. Salem has served as a director since February 2022 and as Chief Executive Officer of our Company since March 2020. Mr. Salem has also served as the Chief Executive Officer of our Manager since January 2021 and is a member of its investment committee. Mr. Salem previously served as Co-Chief Executive Officer and Co-President of our Company from October 2015 through March 2020, and of our Manager from March 2016 through January 2021. Mr. Salem joined KKR in 2015 and is a Partner and Head of Real Estate Credit. He also serves as Vice Chairman of KKR Real Estate Select Trust Inc. Mr. Salem sits on KKR’s Real Estate Investment Committees. Prior to joining KKR, Mr. Salem was a managing director at Rialto Capital Management. Before joining Rialto in 2012, he was a managing director and head of CMBS trading at Goldman Sachs. Before joining Goldman Sachs in 2006, Mr. Salem held positions at Morgan Stanley and Citigroup Alternative Investments where he invested in mezzanine debt and other high yield CRE credit on behalf of the Travelers Insurance Companies. He began his career in 1996 at Midland Loan Services in Kansas City. Mr. Salem has a B.A. in Economics from Bates College. He has served on the Board of Governors of the Commercial Real Estate Finance Council and as Chair of the B-Piece Buyer Forum.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate equity and debt investments, his involvement in the real estate industry and his experience as the Company’s Chief Executive Officer.
Terrance R. Ahern has served as a director since May 2017. Mr. Ahern was the co-founder and former CEO and Chairman Emeritus of The Townsend Group, a provider of global investment management solutions focused on real estate infrastructure, timber and agriculture. He was also a Special Advisor to the President of Aon Plc. Prior to founding Townsend, Mr. Ahern was the Vice President of a real estate investment bank after beginning his career in the private practice of law. Mr. Ahern was a member of the National Council of Real Estate Investment Fiduciaries and is a former member of the board of directors of the Pension Real Estate Association. He is currently chairman of the board of directors of Site Centers Corp. (NYSE: SITC), a self-administered and self-managed real estate investment trust, where he also serves as chair of the compensation committee and member of the audit committee, dividend declaration committee and pricing committee. He previously served as an independent director on the board of directors of Berkshire Realty Company, Inc. (formerly NYSE: BRI) from 1997 until the company was taken private in 1999. Mr. Ahern received a B.A., magna cum laude, and J.D. cum laude, from Cleveland State University.
Qualifications, Attributes, Skills and Experience: Our Board considered his significant experience and expertise in real estate investments and his involvement in the real estate industry. Our Board also considered Mr. Ahern’s public company board experience.
Irene M. Esteves has served as a director since June 2018. Ms. Esteves has served as the Executive Vice President and Chief Financial Officer of Spirit AeroSystems Holdings, Inc. (NYSE: SPR) since June 2024. She was the Executive Vice President and Chief Financial Officer of Time Warner Cable Inc. from 2011 to 2013. She previously served as the Executive Vice President and Chief Financial Officer of XL Group plc. Prior to that, Ms. Esteves was the Executive Vice President and Chief Financial Officer of Regions Financial Corporation. In addition to KREF, Ms. Esteves currently serves as a director of Spirit AeroSystems Holdings, Inc. and also currently serves as a director of Roper Technologies, Inc. (NYSE: ROP), where she is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Esteves previously served as a director of R.R. Donnelley & Sons Company (NYSE: RRD), Aramark (NYSE: ARMK), Level 3 Communications, Inc. (formerly NYSE: LVLT), The Timberland Co. (formerly Nasdaq: TBL), Johnson

Diversey Inc., tw telecom inc. (formerly Nasdaq: TWTC), and Mrs. Baird’s Bakeries Inc. Ms. Esteves received a B.B.A. from the University of Michigan School of Business and an M.B.A. with Beta Gamma Sigma honors from the J.L. Kellogg Graduate School of Management at Northwestern University.
Qualifications, Attributes, Skills and Experience: Our Board considered her financial expertise and familiarity with financial reporting and internal controls having served as chief financial officer of various public companies, her knowledge and familiarity overseeing global finance, risk, management and strategy for large domestic and international companies and her considerable corporate governance experience having served on several other public company boards.
Jonathan A. Langer has served as a director since May 2017. Mr. Langer has served as a Managing Member at Fireside Investments LLC, a private investment firm that he founded in January 2012. He is currently a member of the board of directors of International Market Centers, Inc., which he joined in September of 2017, and Kasa Living, Inc., which he joined in October 2023. Mr. Langer served as Chief Executive Officer and President of NorthStar Realty Finance Corp. (Nasdaq: formerly NRF) from August 2015 to March 2017, when NorthStar Realty Finance merged with Colony Capital, Inc. and NorthStar Asset Management Group Inc. He also served as Executive Vice President of NorthStar Asset Management Group from August 2015 to March 2017, a position he maintained as a co-employee with NorthStar Realty Finance. Mr. Langer was an Operating Partner and Consultant at Bain Capital from March 2010 to March 2012, where he worked in its private equity area. From 1994 to 2010, Mr. Langer was employed at Goldman, Sachs & Co., where he most recently worked as a Partner in its Real Estate Principal Investment Area (REPIA), which invests the Whitehall Street Real Estate Limited Partnerships. His responsibilities included overseeing REPIA’s North American real estate and global lodging investment efforts. During his tenure at Goldman Sachs, Mr. Langer served as a member of the board of directors of Icon Parking, Westin Hotels and Resorts, Kerzner International Resorts, Inc., Hilton Hotels & Resorts and Strategic Hotels & Resorts, Inc. (formerly NYSE: BEE). He also served on the board of Morgans Hotel Group (formerly Nasdaq: MHGC) and was chairman of its special transaction committee. Mr. Langer received a B.S. in Economics from the Wharton School at the University of Pennsylvania.
Qualifications, Attributes, Skills and Experience: Our Board considered his experience as a chief executive officer of a public company, extensive real estate and investment expertise and roles at several public companies. Our Board also considered Mr. Langer’s significant prior private and public company board experience.
Paula Madoff has served as a director since May 2018. Ms. Madoff currently serves as an Advisor to The Goldman Sachs Group. She has been employed by Goldman for 30 years where she was most recently a Partner in the Global Markets Division. She brings experience in managing regulatory and market structure changes, investing, risk management, and capital markets activities. Ms. Madoff serves as a non-executive director on the boards of Power Corporation of Canada (TSX: POW); Great-West Lifeco (TSX: GWO); Tradeweb (Nasdaq: TW); Santander Holdings USA and Santander Bank NA; and Beacon. Ms. Madoff previously served as a director of Putnam Investments; Motive Capital Corp I and II (NYSE: MOTV; NYSE: MTVC); and ICE Benchmark Administration, where she was also Chair of the ICE LIBOR Oversight Committee. She held several additional leadership positions at Goldman, including Co-Chair of the Retirement Committee, overseeing all 401(k) and pension plan assets; CEO of Goldman Sachs Mitsui Marine Derivatives Products, L.P.; and was a member of its Securities Division Operating Committee, Firmwide New Activity Committee, GS Bank USA Client and Business Standards Committee, and Counterparty Risk Committee. Before joining Goldman, Ms. Madoff worked in Mergers and Acquisitions at Wasserstein Perella and in Corporate and Real Estate Finance at Bankers Trust. Ms. Madoff is the President of the Harvard Business School Alumni Board, a member of the Harvard Kennedy School Women and Public Policy Women’s Leadership Board, and is a David Rockefeller Fellow. Ms. Madoff received an M.B.A. from Harvard Business School and a Bachelor of Arts degree in Economics, cum laude, from Lafayette College.
Qualifications, Attributes, Skills and Experience: Our Board considered her experience in capital markets, risk management, and knowledge of interest rate products and mortgages, as well as her extensive private and public company board and committee experience.
Deborah H. McAneny has served as a director since May 2017. Ms. McAneny previously served as the Chief Operating Officer of Benchmark Senior Living, LLC, an owner and operator of senior living facilities in New England from 2007 to 2009. Prior to joining Benchmark, Ms. McAneny was employed by John Hancock Financial Services, where she advanced to Executive Vice President and was responsible for a portfolio of structured and alternative investment businesses including John Hancock’s real estate, structured fixed income, timber and agricultural investment business units. Prior to joining John Hancock in 1985, she was a senior auditor for Arthur Anderson & Co. Ms. McAneny is currently a director of Jones Lang LaSalle Incorporated (NYSE: JLL), a leading global professional services and investment management firm specializing in real estate where she serves as the Chairperson of the compensation committee and a member of the nominating and corporate governance committees, a director of RREEF Property Trust, Inc., a public non-traded REIT, where she serves on the audit committee. From 2015 through March 2023, Ms. McAneny served as a director of First Eagle Alternative Capital BDC, Inc. (Nasdaq: FCRD), a publicly traded business development company, where she was the chairperson of the audit committee. From 2007 to 2019, she served as the lead independent director of HFF, Inc. (NYSE:HF), a leading provider of commercial real estate and capital markets services in the US. From 2005 to 2014, she also served as a director of KKR Financial Holdings LLC (formerly NYSE: KFN), a specialty finance company, where she was chairperson of the compensation committee and a member of the affiliated transaction committee and nominating and corporate governance committee. She currently serves as the Chair of the board of the University of Vermont Foundation and formerly served as trustee and chair of the board of the University of Vermont. Ms. McAneny has also served as President of the CRE Finance Council, formerly known as the Commercial Mortgage Securities Association. Ms. McAneny received a B.S. in Business Management from the University of Vermont.
Qualifications, Attributes, Skills and Experience: Our Board considered her many years of real estate and finance experience, as well as her involvement in the real estate industry. Our Board also considered Ms. McAneny’s extensive private and public company board and committee experience.
VOTING RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Composition of the Board of Directors
Our Bylaws provide that a majority of the entire Board may increase or decrease the number of directors, provided the number of directors will never be less than the minimum number required by the Maryland General Corporation Law, which is one, nor, unless our Bylaws are amended, more than 15. Directors are elected at our annual meeting of stockholders, and each director is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until the director’s earlier resignation, removal, disqualification or death.
Our Bylaws provide that, so long as our Manager or any of its affiliates serve as our manager, in order for an individual to be qualified to be nominated for election as a director or to serve as a director, the nominee together with all other individuals nominated for election and any individuals who will continue to serve as a director after such election must include at least one individual that is or was designated by KKR Group Partnership L.P. (successor to KKR Fund Holdings L.P.).
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that, in addition to not having a disqualifying relationship, as set forth in the NYSE rules, he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material and whether such relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Nominating and Corporate Governance Committee undertook reviews of the directors’ independence and made recommendations to our Board as to those directors meeting the requisite NYSE independence standards applicable to serve on the Board and any heightened standards to serve on a committee of the Board. Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that each of Messrs. Ahern and Langer and Mses. Esteves, Madoff and McAneny is independent under all applicable NYSE standards for Board service and under our Corporate Governance Guidelines. At the committee level, the Board has affirmatively determined that each of Mses. Esteves, Madoff and McAneny, as members of the Audit Committee, is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. Ahern and Langer and Ms. Madoff, as members of the Compensation Committee, is “independent” for purposes of Section 10C(b) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through directors’ questionnaires.
Board Structure
The Board may select its Chairperson and the Company’s Chief Executive Officer (“CEO”) in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairperson and CEO should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. Whenever the Chairperson of the Board is also the CEO or is a director who does not otherwise qualify as independent, the independent directors may elect from among themselves a lead director of the Board.
Our Board is led by our Chairperson, and the Chairperson position is separate from our CEO position. We believe that the separation of the Chairperson and the CEO position is appropriate corporate governance for us at this time. Accordingly, Mr. Rosenberg serves as Chairperson, while Mr. Salem serves as a director and as CEO. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, our Chairperson’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning.

Our Corporate Governance Guidelines provide that whenever the Chairperson of the Board does not qualify as an independent director, the independent directors may elect from among themselves a Lead Independent Director of the Board. Accordingly, Ms. McAneny has served as our Lead Independent Director since 2019. Key responsibilities of our Lead Independent Director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman of the Board and the Company’s management team, and calling meetings of the independent directors, as necessary.
Committees of the Board of Directors; Meetings of the Board of Directors and its Committees
Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Affiliate Transaction Committee. The following table summarizes the current membership of the Board and each of the Board’s standing committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Affiliate Transaction Committee
Ralph F. Rosenberg
Christen E.J. Lee
Matthew A. Salem
Terrance R. Ahern		Member	Member
Irene M. Esteves	Member		Chairperson	Member
Jonathan A. Langer		Chairperson	Member	Member
Paula Madoff	Member	Member		Chairperson
Deborah H. McAneny	Chairperson		Member	Member

We expect all directors to attend all meetings of the Board, meetings of the committees of which they are members and our annual meeting of stockholders.
During 2024: (i) the Board held 8 meetings; (ii) the Audit Committee held 5 meetings; (iii) the Compensation Committee held 2 meetings; (iv) the Nominating and Corporate Governance Committee held 1 meeting; and (v) the Affiliate Transaction Committee held 1 meeting. In 2024, each director attended our annual meeting of stockholders and at least 75% of the aggregate meetings of the Board and committees on which he or she served as a member.
Audit Committee
Each member of the Audit Committee has been determined to be “independent” in accordance with our Audit Committee charter and the NYSE and Exchange Act rules applicable to boards of directors generally and audit committees in particular. The Board has also determined that each member of the Audit Committee is “financially literate” within the meaning of the NYSE rules and that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee is responsible for, among other things, assisting our Board in overseeing and monitoring the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the selection of our independent registered public accounting firm, the independent registered public accounting firm’s qualifications and independence and the performance of the independent registered public accounting firm.
Compensation Committee
Each member of the Compensation Committee has been determined to be “independent” in accordance with our Compensation Committee charter and the NYSE and Exchange Act rules applicable to boards of directors generally and compensation committees in particular. The Compensation Committee is responsible for, among other things, administering and interpreting our compensation and benefit policies, approving equity awards made under our incentive plan and recommending compensation to be made to our eligible non-employee directors. To the extent that we are responsible for determining or awarding compensation or other benefits to be made to our executive officers, our employees (if any) or the employees of the Manager or its affiliates who provide service to us, the Compensation Committee will oversee such compensation and benefit determinations.
Nominating and Corporate Governance Committee
Each member of the Nominating and Corporate Governance Committee has been determined to be “independent” in accordance with our Nominating and Corporate Governance Committee charter and the NYSE rules applicable to boards of directors generally. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and evaluating individuals eligible to become members of the Board and committees thereof (subject to any stockholders agreement or arrangement entitling such stockholders to nominate directors to our Board), reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection at our annual meeting of stockholders and developing the Company’s corporate governance principles.
Affiliate Transaction Committee
The Affiliate Transaction Committee is currently comprised of Mses. Esteves, Madoff and McAneny and Mr. Langer. All Affiliate Transaction Committee members are “independent,” consistent with the qualifications set forth in the listing standards of the NYSE applicable to boards of directors. The Affiliate Transaction Committee is responsible for reviewing and approving or ratifying related person transactions or, as the Affiliate Transaction Committee may deem necessary or advisable, transactions in which the Company or its subsidiaries are participants and KKR & Co. Inc. and/or its affiliates, including the Manager (as context may require, “KKR”), may have a direct or indirect material interest or where such transaction could otherwise create a conflict of interest. The Affiliate Transaction Committee is also responsible for reviewing the Manager’s performance and the fees and expenses paid by us to the Manager and its affiliates.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, Audit Committee charter, Compensation Committee charter, Nominating and Corporate Governance Committee charter and other corporate governance information are available on our website at www.kkrreit.com under the “For Investors” tab by selecting “Governance Documents” under “Corporate Governance.”
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the Lead Independent Director presides at such session.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, employees (if any) and the officers and employees of our Manager and its affiliates who provide services to us, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Conduct, as it relates to employees of KKR, operates in conjunction with, and in addition to, any applicable policies of KKR. Our Code of Conduct is available on our website, www.kkrreit.com, under the “For Investors” tab by selecting “Governance Documents” under “Corporate Governance.” We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.
Oversight of Risk Management
Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our Board. Our Manager is responsible for the day-to-day management of risks we face, whereas the Board, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.

Our Board has overall responsibility in the oversight of risk management related to the Company and its business. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board is supported in its risk oversight function by its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Affiliate Transaction Committee. Each of these committees regularly meets with and reports to the Board. In addition, members of the Board also regularly meet with members of the Company’s and the Manager’s management and other key personnel who advise the Board on areas of enterprise risk, the Company’s policies and practices in overseeing these risks, the Company’s mitigation and response strategies and any incidents that have arisen.
Specifically, in connection with their oversight of risks to our business, our Board and the Audit Committee consider feedback from our Manager regarding the risks related to our business, operations and strategies. The Audit Committee also assists the Board in its risk oversight responsibilities by periodically reviewing and discussing our accounting, reporting and financial practices, including the integrity of our financial statements, our administrative and financial controls, our compliance with legal and regulatory requirements, risk related to information security and system disruption and our enterprise risk management program. In addition, in connection with their oversight of risk to our business, our Board and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks and any environmental risks, if applicable. The Audit Committee will also consider enterprise risk management. Our Manager regularly reports to our Board regarding our leverage policies and investment guidelines, our asset acquisition process, any asset impairments, our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act of 1940, as amended. Members of our Board also routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our Board and the risks associated with such matters.
With respect to cybersecurity risk oversight, KKR’s Chief Information Security Office and/or other members of the KKR information security team will present to our Audit Committee at least annually on various topics relating to KKR’s technology risks, including KKR’s cybersecurity program (including the results of cybersecurity table top exercises), cybersecurity issues (including those relating to data protection, insider threats, regulatory changes, and geopolitical cyber threat management), and risk management (including the results of periodic technology audits).
The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Compensation Committee also considers, and discusses with management, whether any risks arising from those compensation policies the Company oversees are reasonably likely to have a material adverse effect the Company. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board and Board committee membership and structure, succession planning and corporate governance. The Affiliate Transaction Committee manages risks associated with related person transactions and potential conflicts of interest involving KKR and its affiliates, including the Manager.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election. This nomination process occurs as part of the selection of the slate of directors nominated for election at our annual meeting of stockholders and at times when there is a vacancy on the Board or other need to add a director to the Board or its committees. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates. At a minimum, the Nominating and Corporate Governance Committee assesses each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees listed herein have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to propose a candidate for consideration may do so by submitting their recommendation in writing to the attention of the Secretary, KKR Real Estate Finance Trust Inc., at our principal executive offices, currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001, and including any supporting material the stockholder considers appropriate in support of that recommendation. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. In order for a director recommended by a stockholder to be nominated for election to the Board, the stockholder also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2026 Annual Meeting.”
Communications by Stockholders and Other Interested Persons
Stockholders and other interested persons may communicate directly with the Board, the non-executive directors or an individual director by writing to KKR Real Estate Finance Trust Inc. at our principal executive offices, currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001, to the attention of the Company’s General Counsel, the Board of Directors, the non-executive directors or the individual director, as applicable. Communications will be distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

COMPENSATION OF DIRECTORS
Annual Director Compensation Program
During 2024, each director who has been determined independent was entitled to receive annual compensation as follows:
•	a cash retainer of $95,000 paid quarterly in arrears;
•	an additional cash retainer of $30,000 for our Lead Independent Director;
•	an additional cash retainer of $15,000 for those serving on the Audit Committee ($20,000 in the case of the Chairperson);
•	an additional cash retainer of $7,500 for those serving on the Compensation Committee ($15,000 in the case of the Chairperson);
•	an additional cash retainer of $5,000 for those serving on the Nominating and Corporate Governance Committee ($10,000 in the case of the Chairperson);
•	an additional cash retainer of $5,000 for those serving on the Affiliate Transaction Committee ($10,000 in the case of the Chairperson); and
•	an equity award of $110,000 in the form of restricted stock units (“RSUs”), which generally vests in full on the first anniversary of the grant date.
Each of our directors is also reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.
Director Compensation for Fiscal 2024
The following table sets forth the compensation paid or awarded to or earned by our directors for the fiscal year ended December 31, 2024 (other than Mr. Salem who is a Named Executive Officer for the period and whose compensation is set forth in the Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Terrance R. Ahern	107,500	110,000	217,500
Irene M. Esteves	125,000	110,000	235,000
Jonathan A. Langer	120,000	110,000	230,000
Christen E.J. Lee(3)	—	—	—
Paula Madoff	127,500	110,000	237,500
Deborah H. McAneny	155,000	110,000	265,000
Ralph F. Rosenberg(4)	—	—	—

(1)
Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation, without taking into account estimated forfeitures.

(2)
On April 19, 2024, each of the independent directors was granted 11,270 RSUs with a grant date fair value of $110,000. These RSU awards will vest on the first anniversary of the date of grant. As of December 31, 2024, each of the independent directors held 11,270 unvested RSU awards. For fiscal 2024, Mses. Esteves and McAneny and Mr. Langer elected to participate in the KKR Real Estate Finance Trust Inc. Directors and Officers Deferral Plan (the “Deferral Plan”), pursuant to which shares of the Company’s common stock issuable upon vesting of their RSUs granted in fiscal 2024 will be subject to deferral and credited to their deferral account as Deferred Stock Units (“DSUs”) in accordance with the terms of the Deferral Plan. Such DSUs will be settled in shares of the Company’s common stock in accordance with the terms of the Deferral Plan and each director’s election thereunder. For more information on the Deferral Plan, see “Executive Compensation—Compensation Discussion and Analysis—Deferral Plan” below.

(3)
Mr. Lee is an employee of KKR and no additional remuneration is paid to him for his service on the Board. KREF equity awards granted to Mr. Lee for his service to our Manager and KKR’s real estate strategies are discussed under “Transactions with Related Persons — Christen Lee Equity Awards”.

(4)	Mr. Rosenberg is an employee of KKR and no additional remuneration is paid to him for his service on the Board.
Non-Employee Director Stock Ownership Policy.
In February 2022, the Board adopted a stock ownership policy for our non-employee directors in order to better align our non-employee directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our stock. Each of our non-employee directors (other than a non-employee director who is employed by our Manager (or an affiliate thereof)) is required to own shares in an amount equal to three times his or her annual cash retainer within five years of becoming subject to the policy. All of our non-employee directors are in compliance with the stock ownership policy.

EXECUTIVE OFFICERS
The following sets forth the positions, ages and biographical information for our executive officers as of March 7 , 2025, other than Mr. Salem, whose biographical information is presented under “Proposal 1 – Election of Directors.”

Name	Age	Office or Position Held
W. Patrick Mattson	51	President and Chief Operating Officer
Kendra Decious	60	Chief Financial Officer and Treasurer
Kelly Galligan	48	General Counsel and Secretary

W. Patrick Mattson has served as President and Chief Operating Officer of our Company since March 2020. Mr. Mattson has also served as the President and Chief Operating Officer of our Manager since January 2021, and is a member of its investment committee. Mr. Mattson previously served as Chief Operating Officer and Secretary of our Company from October 2015 through March 2020, and of our Manager from March 2016 through January 2021. Mr. Mattson joined KKR in 2015 and is a Managing Director and the Chief Operating Officer of the Real Estate Credit group. He is a member of the Real Estate Credit Investment Committee and Portfolio Management Committee. Prior to joining KKR, Mr. Mattson was a managing director at Rialto Capital Management and led the mezzanine debt platform. Prior to Rialto, he was at Morgan Stanley for nine years and held various positions within the commercial real estate groups, most recently on the securitized products trading desk. Prior to Morgan Stanley, he was at Deloitte & Touche focused on the firm’s CMBS practice. Mr. Mattson received a B.A. from the University of Virginia and is a CFA charterholder. He is a member of the Mortgage Bankers Association (MBA) Commercial Real Estate Multifamily Finance Board of Governors.
Kendra Decious has served as Chief Financial Officer and Treasurer of our Company and our Manager since March 2022. Ms. Decious joined KKR in 2006 and is a Managing Director in the Finance group. From 2006 to 2010, Ms. Decious was the Chief Financial Officer of KKR Private Equity Investors, L.P. Ms. Decious most recently served as KKR’s Head of Strategic Planning and Budgeting, was responsible for planning, executing and attending all KKR Board of Directors and committee meetings, and was responsible for the accounting, reporting and risk controls for all of KKR’s balance sheet investments. Previously, Ms. Decious originated KKR’s global risk management framework and was responsible for the finance groups of KKR’s Capital Markets, Hedge Funds and Stakes businesses. Previously, Ms. Decious served as a founding member of KKR’s Global Risk Management Committee, as a founding member of KKR’s Inclusion and Diversity Advisory Committee, as a member of KKR’s Energy and Infrastructure Valuation Committee, as a member of PAAMCO Prisma’s Audit Committee, and as a member of the Board of Directors and Audit Committee of CHI Overhead Doors. Prior to joining KKR, Ms. Decious was a vice president at KinderCare Learning Centers with responsibility for KinderCare’s finance & accounting and procurement departments and served as KC Distance Learning’s (subsidiary) Chief Financial Officer and was a director at Red Lion Hotels, responsible for SEC and financial reporting. Ms. Decious began her career at KPMG and is a certified public accountant (inactive). Ms. Decious graduated with honors from the University of California, Santa Barbara, with a B.A. in Business Economics and with distinction from Ellis College, New York Institute of Technology, with an M.B.A. Ms. Decious serves on the board of MacDowell, a non-profit artist residency program.
Kelly Galligan has served as the Company’s General Counsel and Secretary since October 2024. Ms. Galligan joined KKR in 2022, and is currently a Managing Director and General Counsel of Real Estate. Prior to joining KKR, Ms. Galligan was a managing director at AIG Investments, where she spent fifteen years in various roles on both the equity and debt sides of the real estate business, including serving as the General Counsel to the U.S. Commercial Real Estate Finance business. Prior to AIG Investments, Ms. Galligan was at Merrill Lynch, where she was a vice president of fixed income focused on CMBS originations. Prior to Merrill Lynch, she was in private practice at Cahill and Proskauer. Ms. Galligan has a B.A. in Political Science from St. Peter’s University and a J.D. from Albany Law School. She serves on the Real Estate Capital Policy Advisory Committee of the Real Estate Roundtable and is an active mentor through Urban Land Institute and Sponsors for Educational Opportunity.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) to be our independent public accounting firm for the fiscal year ending December 31, 2025 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. Deloitte also serves as the independent registered public accounting firm of KKR, the parent of our Manager.
We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.
We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our Board will reconsider the appointment.
Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm for 2025 is not required by our organizational documents or otherwise. However, our Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by Deloitte for the audit of our financial statements for 2024 and 2023 and fees billed for other services rendered by Deloitte for those periods (dollars in in thousands).

	Fiscal Year ended December 31,
	2024	2023
Audit fees(1)	$1,119	$1,138
Audit-related fees(2)	14	13
Tax fees(3)	—	—
All other fees	—	—
Total	$1,133	$1,151

(1)	Audit fees include amounts billed to us related to (i) annual consolidated financial statements audit work and quarterly reviews, and (ii) audit fees of our subsidiaries.
(2)	Audit-related fees are primarily comprised of reviewing debt compliance.
(3)	Tax fees include tax compliance, tax planning, tax advisory, and related tax services.
Consistent with SEC policies regarding auditor independence and our Audit Committee’s charter, our Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of our independent registered public accounting firm. In exercising this responsibility, our Audit Committee has adopted a policy for pre-approval of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under this policy, the Audit Committee approves, prior to engagement, the services within each category to be provided by our independent registered public accounting firm, and each category is subject to a pre-approved fee limit. The Audit Committee then receives periodically during the year information by category about the actual fees incurred versus the pre-approved amount. If circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. The Audit Committee may delegate pre-approval authority to one or more of its members, and the delegated member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
VOTING RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2025.

AUDIT COMMITTEE REPORT
Our Board’s Audit Committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the Board. The charter can be viewed, together with any future changes that may occur, on our website at www.kkrreit.com. The Audit Committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors.
Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm will also be responsible for auditing and expressing an opinion on our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions.
In the performance of its oversight function, the Audit Committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2024 and related matters. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP.
As part of its review and oversight function, the Audit Committee has:
•
discussed with Deloitte & Touche LLP the matters required to be discussed by applicable auditing standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and Rule 2-07 of Regulation S-X of the Securities and Exchange Commission; and

•
received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

The Audit Committee has also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The Audit Committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.
Based on the Audit Committee’s considerations, discussions with management and discussion with the independent auditors as described above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and filed with the SEC.
Submitted by the Audit Committee of the
Company’s Board of Directors:
Deborah H. McAneny (Chair)
Irene M. Esteves
Paula Madoff

COMPENSATION COMMITTEE REPORT
Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.
Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.
Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Compensation Committee of the
Company’s Board of Directors:
Jonathan Langer (Chair)
Terrance R. Ahern
Paula Madoff

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, Chief Financial Officer and our other “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, or our Named Executive Officers, for our fiscal year ended December 31, 2024.
Our Named Executive Officers for fiscal 2024 were: Matthew A. Salem, our Chief Executive Officer; W. Patrick Mattson, our President and Chief Operating Officer; Kendra Decious, our Chief Financial Officer and Treasurer; Kelly Galligan our General Counsel and Secretary and Vincent J. Napolitano, our former General Counsel and Secretary. Mr. Napolitano stepped down from his role as General Counsel and Secretary of the Company effective as of October 22, 2024 (the “Effective Date”), and the Company’s Board appointed Ms. Galligan as the Company’s General Counsel and Secretary, effective as of the Effective Date.
Overview of Compensation Program and Philosophy
We have no employees and are externally managed by our Manager pursuant to a management agreement (the “Management Agreement”). Pursuant to the Management Agreement, the Manager, as agent to KREF and under the supervision of KREF’s Board of Directors, manages the investments, subject to investment guidelines approved by KREF’s Board of Directors; financing activities; and day-to-day business and affairs of KREF and its subsidiaries.
In addition, our executive officers are employees of our Manager or one or more of its affiliates and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement.
Except with respect to our equity-based awards described below, we do not pay, award or provide our executive officers any compensation or benefits, and we have no compensation agreements with our executive officers. Additionally, we do not determine the form and amount of compensation and benefits awarded by our Manager or its affiliates to our executive officers for their services to us. Instead, our Manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. Our Manager or its affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. We, in turn, pay our Manager management fees.
Pursuant to the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) our Manager pays to its personnel serving as our Chief Financial Officer based on the percentage of such officer’s time spent on our affairs. Our Chief Financial Officer receives no pension or retirement benefits or nonqualified deferred compensation in connection with his or her service to us, and there are no severance arrangements to make cash payments to our Chief Financial Officer upon termination or in the event of our change in control.
Our Manager is responsible, and we do not reimburse our Manager or its affiliates, for the cash compensation and benefits awarded to personnel of our Manager and its affiliates who serve as our Named Executive Officers other than that for our Chief Financial Officer. In addition, the Management Agreement does not require that any of our Named Executive Officers dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees we pay to our Manager to be allocated to our Named Executive Officers. Instead, members of our management team are required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity. Furthermore, our Manager or its affiliates do not compensate their employees who serve as our other executive officers specifically for their services to us, because these individuals also provide investment management and other services to other investment vehicles that are sponsored, managed or advised by affiliates of our Manager. Accordingly, our Manager has informed us that it cannot identify the portion of the compensation it awards to our other executive officers that relates solely to such executives’ services to us.
For the fiscal year ended December 31, 2024, we paid our Manager an aggregate of $30.3 million pursuant to the Management Agreement, of which $24.5 million represented management fees and $5.7 million represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by our Chief Financial Officer in 2024.

For context of our Named Executive Officers’ compensation, our Manager paid our Named Executive Officers aggregate base salary, cash bonus and Company incentive fee participation payments of $5 million during fiscal year 2024, which amount represented 20.4% of the management and incentive fees we paid our Manager for 2024.
This aggregate compensation amount excludes (i) incentive payments to our Named Executive Officers by affiliates of our Manager specifically related to the performance of other investment vehicles that are sponsored, managed or advised by affiliates of our Manager, (ii) equity grants of common stock of KKR & Co. Inc. (the “KKR Common Stock”) (or other awards exchangeable into KKR Common Stock) by affiliates of our Manager to our Named Executive Officers, and (iii) the compensation, disclosed in the Summary Compensation Table below, paid by us directly to our Named Executive Officers during fiscal year 2024, including grants of RSUs.
Our Manager and its affiliates compensate their employees, including our Named Executive Officers, in accordance with KKR’s compensation practices. The compensation of senior employees at KKR, including our Named Executive Officers, consists of all or substantially all of the following components: (i) a fixed annual base salary, (ii) an annual cash bonus payment based on the performance of KKR and of the Named Executive Officer, (iii) an allocation of carried interest, the payment of which is based on the performance of investment funds managed by KKR, (iv) equity awards representing shares of KKR Common Stock, and (v) various employee benefit plans and programs. For 2024, our Named Executive Officers’ compensation paid by KKR, in the aggregate, was apportioned 15.44% to fixed compensation (e.g., base salary) and 84.56% to performance-based compensation (e.g., annual cash bonus). Our Manager did not utilize any fixed performance metrics to determine the amount of variable compensation payable to our Named Executive Officers in 2024, but rather considered a range of various factors, including but not limited to the performance of the Named Executive Officers, the performance of the applicable business functions for which the Named Executive Officers are primarily responsible, the performance of our common stock, market conditions, growth in our business and the credit quality of our investment portfolio.
Role of Compensation Committee
Currently, we do not have any employees and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. Accordingly, our Compensation Committee does not currently make any recommendations regarding the base salaries and target bonus levels of our Named Executive Officers. Our Compensation Committee reviews and approves the equity-based awards to be paid or made by us to our Named Executive Officers based on recommendations from the Company’s Chairman and outside compensation consultant. Our executive officers do not participate in the deliberations or recommendations with respect to the form or amount of executive officer compensation.
Role of Compensation Consultant
The Compensation Committee engaged the services of a compensation consultant, Ferguson Partners Consulting, L.P., or FPL, to review and advise the Compensation Committee regarding the size of the Company’s equity award pool for 2024. FPL has no other relationships with the Company and is considered an independent third-party advisor. At the time of the engagement of FPL, the Compensation Committee reviewed FPL’s independence and determined that FPL’s work for the Compensation Committee did not raise any conflict of interest pursuant to SEC and NYSE rules.
Equity-Based Compensation
We have adopted an incentive plan, the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan (the “Incentive Plan”), under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors, and directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. These awards are designed to align the interests of such individuals with those of our stockholders and enable our Manager and its affiliates that provide services to us and our subsidiaries to attract, motivate and retain talented individuals.
Our Compensation Committee may, from time to time, grant our Named Executive Officers equity-based awards, including stock options, restricted shares of our common stock, RSUs, stock appreciation rights and other equity-based awards that are exercisable for or settle in shares of our common stock. These awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. The Compensation Committee reviews the recommendations of the Company’s chief executive officer and outside compensation consultant in determining the appropriate size of the equity award for each executive officer.
These recommendations take into account the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each executive officer and the desire to continue to align the interests of each of our executive officers with our stockholders.
In 2024, our Named Executive Officers were granted RSUs in the following amounts: 81,250 RSUs to Mr. Salem; 73,500 RSUs to Mr. Mattson; 24,000 RSUs to Ms. Decious; 3,500 RSUs to Ms. Galligan; and 9,000 RSUs to Mr. Napolitano. These RSUs will vest in three substantially equal annual installments beginning on October 1, 2025.
Each of our executive officers is also subject to stock ownership requirements, which provide that the executive retain at least 15% of the shares of common stock underlying his or her vested equity-based awards prior to giving effect to any net settlement due to tax withholding.
All outstanding and future RSU awards are entitled to dividend equivalent payments upon payment by KREF of dividends on shares of the Company’s common stock in the same form and in an amount equal to the amount of such dividends. These dividend equivalents are fully vested upon payment.
Deferral Plan
In 2022, the Board, upon the approval and recommendation of the Compensation Committee, adopted the KKR Real Estate Finance Trust Inc. Directors and Officers Deferral Plan (the “Deferral Plan”). The Deferral Plan is an unfunded, unsecured deferred compensation plan that allows participants to defer receipt of shares of the Company’s common stock issuable upon vesting of any RSU in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986. Non-employee members of the Board, officers of the Company and, subject to the designation of the Compensation Committee, managers or officers of the Manager, are eligible to participate in the Deferral Plan. The Deferral Plan is administered by the Compensation Committee.
Pursuant to the Deferral Plan, participants may elect to defer receipt of all or a portion of any shares of the Company’s common stock issuable upon vesting of any RSU granted to such participant in 25% increments. No dividend equivalent right applicable to any RSU will be subject to deferral. Deferred stock units (“DSUs”) credited to participants shall be entitled to dividend equivalent payments upon payment by the Company of dividends on shares of the Company’s common stock in the same form and amount equal to the amount of such dividends and are not subject to deferral under the Deferral Plan.
Distributions under the Deferral Plan will generally be paid in a one-time distribution or in up to ten annual installments, as elected by the participant, to occur on (i) a fixed date following the date the RSUs would have otherwise vested, (ii) upon the participant’s termination of employment or service or (iii) the earlier of (i) or (ii) above. A lump sum distribution is automatically triggered by a change in control of the Company or upon such participant’s death.
Insider Trading Policy - Hedging and Other Transactions Prohibited
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees (if any). We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Additionally, per our Insider Trading Policy, directors, officers and employees (if any) are prohibited from engaging in transactions in our securities that are inconsistent with a long-term investment in our Company. These transactions include any trading activity designed to profit from fluctuations in the price of these securities, such as short sales or purchasing our securities on margin. Our Insider Trading Policy also prohibits the use of equity swaps, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of our securities.

Incentive Compensation Clawback Policy
In 2023, our compensation committee adopted an Incentive Compensation Clawback Policy in accordance with NYSE listing standards implementing Exchange Act Rule 10D-1. The clawback policy provides for mandatory recoupment of excess incentive-based compensation received by a covered executive (including the NEOs) on or after October 2, 2023 in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under federal securities laws. Historically, the Company’s compensation program has not included “incentive-based compensation,” which is defined in the NYSE listing standards to include any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information
Our executive compensation program has historically not included awards of stock options, stock appreciation rights (“SARs”), or similar option-like instruments and, as such, do not have any policy, plan or practice pertaining the timing of awards of options, SARs, or similar option-like instruments in relation to the disclosure of material non-public information. We have also not timed the release of material non-public information for the purpose of affecting the value of executive compensation.
Summary Compensation Table
The following table sets forth all compensation paid to or accrued by our Named Executive Officers for whom we are able to quantify such compensation for services the Named Executive Officer rendered to us during the fiscal years presented.

Name and Principal Position	Year	Salary $	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Matthew A. Salem Chief Executive Officer	2024	—	—	915,688	—	—	—	—	915,688
	2023	—	—	1,027,088	—	—	—	—	1,027,088
	2022	—	—	1,463,000	—	—	—	—	1,463,000

W. Patrick Mattson President and Chief Operating Officer	2024	—	—	828,345	—	—	—	—	828,345
	2023	—	—	922,695	—	—	—	—	922,695
	2022	—	—	1,000,692	—	—	—	—	1,000,692

Kendra Decious(2) Chief Financial Officer and Treasurer	2024	178,467	264,256	270,480	—	—	—	12,188	725,391
	2023	252,673	403,826	323,280	—	—	—	17,138	996,917
	2022	150,612	223,407	256,025	—	—	—	9,868	639,912

Kelly Galligan General Counsel and Secretary	2024	—	—	39,445	—	—	—	—	39,445

Vincent Napolitano Former General Counsel and Secretary	2024	—	—	101,430	—	—	—	—	101,430
	2023	—	—	168,375	—	—	—	—	168,375
	2022	—	—	128,013	—	—	—	—	128,013
(1)	Represents the grant date fair value of the awards computed in accordance with FASB ASC 505, Equity, without taking into account estimated forfeitures.
(2)
Amounts in the “Salary,” “Bonus” and “All Other Compensation” columns represent the compensation expense, including annual base salary and bonus, that was allocable under the Management Agreement based on the percentage of time Ms. Decious spent managing our affairs in her capacity as our Chief Financial Officer. The amount in “All Other Compensation” for 2024 column includes our allocable share of expenses associated with taxes incurred by Ms. Decious.

Grants of Plan Based Awards in 2024

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Matthew A. Salem	12/16/2024	81,250	915,688
W. Patrick Mattson	12/16/2024	73,500	828,345
Kendra Decious	12/16/2024	24,000	270,480
Kelly Galligan	12/16/2024	3,500	39,445
Vincent Napolitano	12/16/2024	9,000	101,430

(1)	Represents RSUs granted in 2024 under our Incentive Plan.
(2)	Represents the grant date fair value of the awards computed in accordance with FASB ASC 505, Equity, without taking into account estimated forfeitures.
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information regarding outstanding equity awards held by each of our Named Executive Officers as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matthew A. Salem	165,418(3)	1,670,722	—	—
W. Patrick Mattson	141,967(4)	1,433,867	—	—
Kendra Decious	45,834(5)	462,923	—	—
Kelly Galligan	3,500(6)	35,350
Vincent Napolitano	20,251(7)	204,535	—	—

(1)
Represents the RSUs that had not vested as of December 31, 2024. For additional information on vesting upon specified termination events, see “Potential Payments Upon Termination or Change in Control.”

(2)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2024, the last trading day of the fiscal year, of $10.10.
(3)
Includes: (i) 33,334 RSUs granted on December 19, 2022, which will vest on October 1, 2025; (ii) 50,834 RSUs granted on December 18, 2023, which will vest in equal installments on October 1, 2025 and October 1, 2026; and (iii) 81,250 RSUs granted on December 16, 2024 which will vest in substantially equal installments on October 1, 2025, October 1, 2026 and October 1, 2027.

(4)
Includes: (i) 22,800 RSUs granted on December 19, 2022, which will vest on October 1, 2025; (ii) 45,667 RSUs granted on December 18, 2023, which will vest in substantially equal installments on October 1, 2025 and October 1, 2026; and (iii) 73,500 RSUs granted on December 16, 2024 which will vest in equal installments on October 1, 2025, October 1, 2026 and October 1, 2027.

(5)
Includes: (i) 5,834 RSUs granted on December 19, 2022, which will vest on October 1, 2025; (ii) 16,000 RSUs granted on December 18, 2023, which will vest in equal installments on October 1, 2025 and October 1, 2026; and (iii) 24,000 RSUs granted on December 16, 2024 which will vest in equal installments on October 1, 2025, October 1, 2026 and October 1, 2027.

(6)	Includes: 3,500 RSUs granted on December 16, 2024 which will vest in substantially equal installments on October 1, 2025, October 1, 2026 and October 1, 2027.
(7)
Includes: (i) 2,917 RSUs granted on December 19, 2022, which will vest on October 1, 2025; (ii) 8,334 RSUs granted on December 18, 2023, which will vest in equal installments on October 1, 2025 and October 1, 2026; and (iii) 9,000 RSUs granted on December 16, 2024 which will vest in equal installments on October 1, 2025, October 1, 2026 and October 1, 2027.

Option Exercises and Stock Vested in 2024

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Matthew A. Salem	91,299(3)	1,093,762
W. Patrick Mattson	66,633(4)	798,263
Kendra Decious	18,000	215,640
Kelly Galligan	—	—
Vincent Napolitano	9,083	108,814

(1)	The equity awards that vested during the 2024 fiscal year consist of RSUs previously granted by us pursuant to our Incentive Plan and outstanding on January 1, 2024.
(2)
The value realized on vesting is based on the closing price on the NYSE of our common stock on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

(3)
Includes (i) 33,333 RSUs originally granted to the executive on December 19, 2022 that vested on October 1, 2024 and were voluntarily deferred by the executive pursuant to the terms of the Company’s Deferral Plan, with a value realized on vesting of $399,329; and (ii) 25,416 RSUs originally granted to the executive on December 18, 2023 that vested on October 1, 2024 and were voluntarily deferred by the executive pursuant to the terms of the Company’s Deferral Plan, with a value realized on vesting of $304,483. These vested RSUs voluntarily deferred by the executive will not be delivered until the earlier of (a) five years after the vesting date or (b) the executive’s termination.

(4)
Includes (i) 22,800 RSUs originally granted to the executive on December 19, 2022 that vested on October 1, 2024 and were voluntarily deferred by the executive pursuant to the terms of the Company’s Deferral Plan, with a value realized on vesting of $273,144; and (ii) 22,833 RSUs originally granted to the executive on December 18, 2023 that vested on October 1, 2024 and were voluntarily deferred by the executive pursuant to the terms of the Company’s Deferral Plan, with a value realized on vesting of $273,539. These vested RSUs voluntarily deferred by the executive will not be delivered until five years after the vesting date.

2024 Nonqualified Deferred Compensation
The following table provides a summary of each Named Executive Officer’s participation in our Deferral Plan during fiscal 2024 with respect to voluntarily deferred and vested, but undelivered RSUs. For a discussion of the Deferral Plan, see “Compensation Discussion and Analysis—Deferral Plan” above in this Proxy Statement.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(3)
Matthew A. Salem	703,813	—	(181,452)	—	930,028
W. Patrick Mattson	546,683	—	(134,354)	—	691,173
Kendra Decious	—	—	—	—	—
Kelly Galligan	—	—	—	—	—
Vincent Napolitano	—	—	—	—	—

(1)
This column represents the named executive officers’ voluntary deferral under the Deferral Plan of RSUs granted in prior years that vested during fiscal 2024. These RSUs were credited as DSUs to each officer’s deferral account under the Deferral Plan and will settle in shares of Common Stock in accordance with the officer’s election under the Deferral Plan. Because amounts deferred relate to RSUs granted in prior years, none of the amounts in this column have been reported as compensation for fiscal 2024 in our Summary Compensation Table.

(2)
The value reported in this column represents the appreciation of DSUs credited to the officer’s deferral account and the value of any dividend equivalent payments credited on DSUs. None of the amounts in this column have been reported in the Summary Compensation Tables for the last completed fiscal year.

(3)
The values set forth in this column are based on the closing price of our common stock of $10.10 on December 31, 2024, the last trading day of fiscal 2024. All amounts included in this column have previously been reported in the Summary Compensation Table in prior fiscal years.

Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.

Potential Payments Upon Termination or Change in Control
Upon the Named Executive Officer’s termination of employment other than for death or “disability” (as defined in the Incentive Plan), vesting generally ceases for his or her RSUs that have not vested. Upon the Named Executive Officer’s death or disability, any of his or her unvested RSUs will immediately vest. The value of unvested RSUs held by our Named Executive Officers as of December 31, 2024 are set forth above in the Outstanding Equity Awards at 2024 Fiscal Year-End table.
Other Compensation Information
The Compensation Discussion and Analysis section of this Proxy Statement sets forth the financial and other factors considered by the Compensation Committee when reviewing and setting the compensation of our chief executive officer and other named executive officers for the 2024 fiscal year. As required by Item 402(v) (the “Rule”) of Regulation S-K, the following sets forth information regarding compensation of our principal executive officer (PEO) and our other non-PEO named executive officers. In accordance with the Rule, the table below and the discussion that follows includes an amount referred to as “compensation actually paid” as defined in Item 402(v)(2)(iii) of Regulation S-K. The calculation of this amount includes, among other things, the revaluation of unvested and outstanding equity awards. In accordance with the Rule, the revaluation of equity awards includes, as applicable:
•	the year-end fair value of the awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
•
the change in fair value from the end of the prior fiscal year to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year;

•	the fair value, as of the vesting date, of any awards that were granted and vested in the same covered year; and
•
the change in fair value from the end of the prior fiscal year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the covered fiscal year. Stock awards include the dollar amount of accrued dividend equivalents.

Pay Versus Performance

Year	Summary Compensation Table Total for Matt Salem(1)(2) ($)	Compensation Actually Paid to Matt Salem(2)(3) ($)	Summary Compensation Table Total for Christen Lee(1)(2) ($)	Compensation Actually Paid to Christen Lee(2)(4) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(5)(6) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)(6)(7)(8) ($)	Value of Initial Fixed $100 Investment Based On:(9)		Net Income Attributable to Common Stockholders ($ in thousands)	Company Selected Measure: Distributable Earnings ($ in thousands)(11)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return(10) ($)
2024	915,688	650,106	—	—	564,870	453,774	84	79	13,071	(70,683)
2023	1,027,088	1,073,836	—	—	695,996	707,224	100	79	(53,919)	57,558
2022	1,463,000	674,410	—	—	667,210	397,990	91	69	15,371	109,614
2021	1,979,366	2,470,598	—	—	722,166	878,242	123	94	125,635	92,393
2020	1,278,004	854,037	1,278,004	836,006	1,031,662	867,956	97	80	53,553	109,321

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for our Chief Executive Officer (the “PEO”) for each corresponding year, as reported in the “Total” column of the Summary Compensation Table.

(2)
For fiscal years 2024, 2023, 2022 and 2021, Matthew A. Salem was our Chief Executive Officer. For fiscal year 2020, Matthew A. Salem and Christen E.J. Lee served as our Co-Chief Executive Officers for a portion of the year. As previously disclosed, on March 9, 2020, the Board nominated Mr. Lee as a director candidate for election at the Company’s annual meeting of shareholders and, in connection with Mr. Lee’s nomination, appointed Mr. Salem as the Company’s sole Chief Executive Officer. For fiscal year 2020, only that portion of Mr. Lee’s compensation that was earned by or paid to him in connection with his role as Co-Chief Executive Officer of the Company is included in the calculation of the total compensation and the “compensation actually paid” to Mr. Lee.

(3)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Mr. Salem in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Salem during the applicable year.

Description	2020 ($)	2021 ($)	2022 ($)	2023 ($)	2024 ($)
Reported Summary Compensation Total	1,278,004	1,979,366	1,463,000	1,027,088	915,688
Change in Pension Value Deduction(a)	—	—	—	—	—
Pension Service Cost Addition(a)	—	—	—	—	—
Prior Pension Service Cost Addition(a)	—	—	—	—	—
Reported Stock Awards Deduction(b)	(1,278,004)	(1,979,366)	(1,463,000)	(1,027,088)	(915,688)
Equity Award Adjustments(c)	854,037	2,470,598	674,410	1,073,836	650,106
Compensation Actually Paid	854,037	2,470,598	674,410	1,073,836	650,106

(a)	The Company has no pension plans.
(b)
Total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. Mr. Salem did not receive option awards in the years shown.

(c)	For each covered year, the amounts added or deducted in calculated equity award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	820,625	(263,446)	—	(114,124)	—	207,051	650,106
2023	1,008,788	(72,428)	—	(187,408)	—	324,884	1,073,836
2022	1,396,000	(610,647)	—	(372,519)	—	261,576	674,410
2021	2,034,050	211,185	—	225,363	—	—	2,470,598
2020	1,278,717	(180,210)	—	(244,470)	—	—	854,037

(4)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Mr. Lee in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lee during 2020.

Description	2020 ($)
Reported Summary Compensation Table	1,278,004
Change in Pension Value Deduction(a)	—
Pension Service Cost Addition(a)	—
Prior Pension Service Cost Addition(a)	—
Reported Stock Awards Deduction(b)	(1,278,004)
Equity Award Adjustments(c)	836,006
Compensation Actually Paid	836,006

(a)	The Company has no pension plans.
(b)	Total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for 2020. Mr. Lee did not receive option awards in 2020.

(c)	For 2020, the amounts added or deducted in calculated equity award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2020	1,278,717	(180,210)	—	(262,501)	—	—	836,006

(5)
The dollar amounts reported in this column represent the average of the total amounts reported for our non-PEO named executive officers (the “Other NEOs”) for each corresponding year in the “Total” column of the “Summary Compensation Table” set forth above.

(6)
For fiscal year 2024, our Other NEOs were: W. Patrick Mattson, our President and Chief Operating Officer, Kendra L. Decious, our Chief Financial Officer and Treasurer, Kelly Galligan, our General Counsel and Secretary, and Vincent J. Napolitano, our former General Counsel and Secretary. As previously disclosed, Mr. Napolitano stepped down from his role as General Counsel and Secretary effective as of October 22, 2024, and was succeeded by Ms. Galligan.

For fiscal year 2023, our Other NEOs were: W. Patrick Mattson, our President and Chief Operating Officer, Kendra L. Decious, our Chief Financial Officer and Treasurer, and Vincent J. Napolitano, our General Counsel and Secretary.
For fiscal year 2022, our Other NEOs were: W. Patrick Mattson, our President and Chief Operating Officer; Kendra L. Decious, our Chief Financial Officer and Treasurer; Vincent J. Napolitano, our General Counsel and Secretary; and Mostafa Nagaty, our former Chief Financial Officer and Treasurer. As previously disclosed, Mostafa Nagaty stepped down from his role as Chief Financial Officer and Treasurer of the Company on March 1, 2022 and was succeeded by Kendra Decious.
For fiscal year 2021, our Other NEOs were: W. Patrick Mattson, our President and Chief Operating Officer; Mostafa Nagaty, our Chief Financial Officer and Treasurer; and Vincent J. Napolitano, our General Counsel and Secretary.
For fiscal year 2020, our Other NEOs were: W. Patrick Mattson, our President; and Mostafa Nagaty, our Chief Financial Officer and Treasurer.
(7)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, when calculating the “average compensation actually paid” for the Other NEOs, the following adjustments were made to the amounts reported in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual average amount of compensation earned by or paid to our Other NEOs as a group during the applicable year.

Description	2020 ($)	2021 ($)	2022 ($)	2023 ($)	2024 ($)
Average Reported Summary Compensation Total	1,031,662	722,166	667,210	695,996	564,870
Average Change in Pension Value Deduction(a)	—	—	—	—	—
Average Pension Service Cost Addition(a)	—	—	—	—	—
Average Prior Pension Service Cost Addition(a)	—	—	—	—	—
Average Reported Stock Awards Deduction(b)	(714,162)	(466,210)	(461,577)	(471,450)	(413,233)
Average Equity Award Adjustments(c)	550,456	622,286	192,357	482,678	302,137
Average Compensation Actually Paid to Other NEOs	867,956	878,242	397,990	707,224	453,774

(a)	The Company has no pension plans.
(b)
Average total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. The Other NEOs did not receive option awards in the years shown.

(c)	For each covered year, the amounts added or deducted in calculated equity award adjustments include:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	370,333	(105,953)	—	(39,048)	—	76,805	302,137
2023	463,050	(21,965)	—	(57,393)	—	98,986	482,678
2022	440,438	(178,622)	—	(113,102)	(34,140)	77,783	192,357
2021	479,090	73,237	—	69,959	—	—	622,286
2020	714,560	(69,689)	—	(94,415)	—	—	550,456

(8)
When calculating amounts of “compensation actually paid” for purposes of this table the fair value of each equity award was estimated as of the relevant valuation date in accordance with FASB ASC Topic 505 and ASC Topic 718, as appropriate, without taking into account estimated forfeitures using the market price of the Company’s common stock on the relevant valuation date.

(9)
Total shareholder return as calculated based on a fixed investment of one hundred ($100) dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table as required by the Rule.

(10)
Total shareholder return for the FTSE NAREIT All Mortgage Capped Index, which we also use for purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. For the years ended December 31, 2020, 2021, 2022 and 2023 we used the Bloomberg REIT Mortgage Index for purposes of the stock performance graph required under Item 201(e) of Regulation S-K. This index was discontinued in 2024. The peer group total shareholder return for the Bloomberg REIT Mortgage Index for 2020, 2021, 2022 and 2023 was $78, $92, $69 and $79, respectively.

(11)
For purposes of the Rule, we have identified Distributable Earnings as our Company-Selected Metric. We define Distributable Earnings as net income (loss) attributable to our stockholders or, without duplication, owners of our subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between our Manager and our Board of Directors and after approval by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments. Although Distributable Earnings is one important financial performance measure, among others, that the Compensation Committee considers when making compensation decisions with the intent of aligning compensation with Company performance, the Compensation Committee has not historically, and does not currently, evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial performance measure specifically to link executive compensation “actually paid” to Company performance.

Description of Relationships Between Pay and Performance
Total Shareholder Return
The following charts show the relationship between (1) the compensation actually paid to our PEO(s) and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K) and (2) the cumulative total shareholder return (“TSR”) of the Company for its last five completed fiscal years. The charts also provide a comparison of the Company’s TSR to the Compensation Comparison Group (“CCG”) TSR for the five-year period.
PEO Compensation vs. Company and CCG TSR

Other NEO Average Compensation vs. Company and CCG TSR

(1)
Calculated based on a fixed investment of one hundred ($100) dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table as required by the Rule.

Net Income
The following charts show the relationship between (1) the compensation actually paid to our PEO and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K) and (2) the net income of the Company for the last five fiscal years.
PEO Compensation vs. Net Income

Other NEO Average Compensation vs. Net Income

Company-Selected Measure: Distributable Earnings
The following charts show the relationship between (1) the compensation actually paid to our PEO and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K) and (2) distributable earnings for the last five fiscal years.
PEO Compensation vs. Distributable Earnings

Other NEO Average Compensation vs. Distributable Earnings

Tabular List of Financial Performance Measures
For purposes of the Rule, we have identified the following performance measures, which the Compensation Committee considered, among others, when making executive compensation decisions for performance year 2024, in response to the Tabular List disclosure requirement pursuant to Item 402(v)(6) of Regulation S-K.

Most Important Performance Measures
Company Total Shareholder Return
Net Income
Distributable Earnings

As noted above, however, the Compensation Committee has not historically and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial or non-financial performance measure specifically to link executive compensation “actually paid” to Company performance.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” At our 2024 annual meeting of stockholders, approximately 97% of the shares voted were cast in favor of the 2023 compensation of our named executive officers and our compensation philosophy, policies and practices. We were pleased to receive this strong support and took it into account as part of our annual analysis of the effectiveness of our compensation programs for our named executive officers. We are required to present a stockholder proposal on the frequency of the advisory say-on-pay vote every six years. In 2022, our Board of Directors recommended, and our stockholders approved, an annual advisory say-on-pay vote. Accordingly, we intend to conduct future advisory votes on the compensation of our named executive officers every year. The next advisory say-on-frequency vote is scheduled for 2028.
As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to the Management Agreement. Our Named Executive Officers for fiscal 2024 serve, or served, as employees of our Manager or one or more of its affiliates, and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our Named Executive Officers for fiscal 2024 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our Named Executive Officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. Notwithstanding the foregoing, we are required by our Management Agreement to reimburse our Manager or an affiliate of our Manager for the allocable share of the salary and other compensation paid by our Manager or an affiliate of our Manager to our Chief Financial Officer and Treasurer, who dedicates a substantial portion of his or her time to us, based on the percentage of his or her time spent on our affairs. However, we did not and do not determine the compensation payable to our Chief Financial Officer and Treasurer by our Manager or any of its affiliates.
While we do not intend to pay any cash compensation to our Named Executive Officers, we may grant to our Named Executive Officers and our Manager equity-based awards pursuant to our equity incentive plans, which we believe serves to align the interests of our Named Executive Officers and our Manager with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.
We do not determine the cash compensation payable by the Manager or any of its affiliates to our Named Executive Officers. The Manager and its affiliates determine the salaries, bonuses and other wages earned by our Named Executive Officers from our Manager and its affiliates. The Manager and its affiliates also determine whether and to what extent our Named Executive Officers will be provided with employee benefit plans.
This proposal gives our stockholders the opportunity to express their views on the overall compensation of our Named Executive Officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our Named Executive Officer compensation by voting FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”
The say-on-pay vote is advisory only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
VOTING RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — APPROVAL OF THE KKR REAL ESTATE FINANCE TRUST INC. 2025 OMNIBUS INCENTIVE PLAN
On January 31, 2025, the Board approved the adoption of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), subject to shareholder approval. If approved by shareholders at the Meeting, the Omnibus Incentive Plan will replace the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan (the “Prior Plan”) as the source of equity awards granted on or after the date of the Meeting, and no additional equity awards will be granted under the Prior Plan following the Meeting date. We have proposed the Omnibus Incentive Plan in order to update our Prior Plan and align it with prevailing compensation and governance best practices. The Omnibus Incentive Plan provides for 4,028,387 shares of our common stock to be available for issuance thereunder. If the Omnibus Incentive Plan is approved by shareholders, 2,750,000 shares will replace and supersede the remaining shares available under the Prior Plan, of which 1,358,928 shares were available as of March 3, 2025.
If approved, the Omnibus Incentive Plan will be a key pay-for-performance component of the Company’s compensation program and the Company’s vehicle for granting equity-based and cash-based compensation to service providers of the Company, its subsidiaries and the Company’s Manager and its affiliates who are providing services to the Company and its subsidiaries. The Company believes that the proposed Omnibus Incentive Plan is necessary in order to allow it to continue to utilize equity and cash-based awards to retain and attract the services of key individuals essential to the Company’s long-term growth and success and to further align their interests with those of shareholders. The Company relies on equity awards, primarily time-based RSUs to encourage strong performance of key individuals and believes that equity incentives are necessary for the Company to remain competitive and to attract and retain highly qualified individuals.
Key Role of Equity Compensation in our Compensation Program. Under the Omnibus Incentive Plan, we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors, and directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. These awards are designed to align the interests of such individuals with those of our stockholders and enable our Manager and its affiliates that provide services to us and our subsidiaries to attract, motivate and retain talented individuals. If shareholders do not approve the Omnibus Incentive Plan, we will not be able to continue granting equity awards after the remaining 1,358,928 shares under the Prior Plan are exhausted or November 17, 2026, if earlier. This would require us to overhaul our compensation program.
Shareholder-Favorable Plan Changes. The Omnibus Incentive Plan is similar to the Prior Plan, with certain changes to reflect technical updates and clarifications, changes in applicable laws and prevailing compensation and governance best practices. These changes include:
•
No liberal share recycling. Shares of our common stock tendered or withheld to pay the exercise price of an option or strike price of a SAR, or taxes relating to an award and shares equal to a number of shares surrendered in payment of any exercise price or strike price, or taxes relating to an award will not again be available for issuance under the Omnibus Incentive Plan.

•
No “evergreen” provision. The number of shares of common stock available for issuance under the Omnibus Incentive Plan is fixed and will not automatically replenish without subsequent shareholder approval or adjust based upon the number of shares of common stock outstanding.

Information About Outstanding Awards. As of March 3, 2025, the total number of full-value awards outstanding under the Prior Plan comprises of 1,248,813 Restricted Stock Units.
The following description of the Omnibus Incentive Plan is not complete and is qualified by reference to the full text of the Omnibus Incentive Plan, which is attached as Appendix A to this proxy statement.
Determination of the Number of Shares Available for Awards under the Omnibus Incentive Plan
If the Omnibus Incentive Plan is approved by our shareholders, subject to adjustments described in the Omnibus Incentive Plan, 2,750,000 million shares of our common stock will be available for issuance under the Omnibus Incentive Plan. If approved by our shareholders, the Omnibus Incentive Plan will replace the Prior Plan as the source of equity awards granted on or after the date of the Annual Meeting, and no additional awards will be granted under the Prior Plan following the Annual Meeting date, although awards previously granted under the Prior Plan which remain outstanding as of the date of approval by our shareholders of the Omnibus Incentive Plan (any such awards, “Prior Plan Awards”) will remain outstanding pursuant to the terms of the Prior Plan. The number of shares covered by any equity awards granted under the Prior Plan on or after March 3, 2025 will reduce the shares available for issuance under the Omnibus Incentive Plan. As of March 3, 2025, there are 1,358,928 shares of our common stock remaining available under the Prior Plan for future awards, which shares will no longer be available for issuance upon approval of the Omnibus Incentive Plan.
The KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan
Purpose.
The purpose of our Omnibus Incentive Plan is to provide a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and other members of the Company Group, as well as directors, officers and employees of the Manager and its Affiliates who are providing services to the Company Group, can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
Administration.
Our Omnibus Incentive Plan will be administered by the Compensation Committee, or such other committee of our Board to which it has properly delegated power, or if no such committee or subcommittee exists, our Board (such administering body referred to herein, for purposes of this description of the Omnibus Incentive Plan, as the “Committee”). Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of our Omnibus Incentive Plan.
The Committee is authorized to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares of common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent and under what circumstances awards may be settled in, or exercised for, cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards, or other property and other amounts payable with respect to an award will be deferred either automatically or at the election of the participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in our Omnibus Incentive Plan and any instrument or agreement relating to, or award granted under, our Omnibus Incentive Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of our Omnibus Incentive Plan; (ix) adopt sub-plans; and (x) make any other determination and take any other action that the Committee deems appropriate for the administration of our Omnibus Incentive Plan. Unless otherwise expressly provided in our Omnibus Incentive Plan, all designations, determinations, interpretations and other decisions under or with respect to our Omnibus Incentive Plan or any award or any documents evidencing awards granted pursuant to our Omnibus Incentive Plan are within the sole discretion of the Committee, may be made at any time, and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award and any of our shareholders.
Eligibility.
Any director, officer, employee (other than an employee covered by a collective bargaining agreement unless and to the extent eligibility is set forth in the applicable collective bargaining agreement or other related agreement), consultant, advisor and other service provider of the Company will be eligible to receive an award grant under the Omnibus Incentive Plan. The Committee may select such eligible individuals to participate in the Omnibus Incentive Plan. As of March 3, 2025, our eight directors of the Company (which includes our CEO), our three other executive officers and employees of the Manager were eligible to participate in the Prior Plan, based on established criteria utilized by the Committee in determining awards.

Awards Subject to our Omnibus Incentive Plan.
Our Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under our Omnibus Incentive Plan is 2,750,000 shares, or the “Absolute Share Limit.” The maximum number of shares of our common stock for which incentive stock options (or “ISOs”) may be granted is also equal to the Absolute Share Limit; and during a single fiscal year, each non-employee director may be granted a number of shares of common stock subject to awards, taken together with any cash fees paid to such non-employee director during the fiscal year, that shall not exceed a total value of $1,000,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).
To the extent that (i) an award under our Omnibus Incentive Plan expires or is canceled, forfeited, terminated, settled in cash or is otherwise settled without issuance to the participant of the full number of shares of common stock to which the award related or cash or other property in lieu thereof, the unissued shares will again be available for grant under our Omnibus Incentive Plan. Shares of common stock withheld in payment of the exercise price, or taxes relating to an award, and shares equal to the number of shares surrendered in payment of any exercise price or strike price, or taxes relating to an award, shall not be available for grant under our Omnibus Incentive Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (“Substitute Awards”), and such Substitute Awards will not be counted against the Absolute Share Limit, except that Substitute Awards intended to qualify as incentive stock options will count against the limit on incentive stock options described above.
Options.
Under our Omnibus Incentive Plan, the Committee may grant non-qualified stock options and incentive stock options with terms and conditions determined by the Committee that are not inconsistent with our Omnibus Incentive Plan; provided, that all stock options granted under our Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of a share of our common stock underlying such stock option on the date such stock option is granted (other than as otherwise provided by the Committee in the case of stock options that are Substitute Awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under our Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. The purchase price for the shares of common stock as to which a stock option is exercised may be paid to us, to the extent permitted by law (i) in cash, check, cash equivalent and/or shares of common stock valued at the fair market value at the time the option is exercised; provided, that such shares of common stock are not subject to any pledge or other security interest and have been held by the participant for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles) or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (a) in other property having a fair market value on the date of exercise equal to the exercise price, (b) if there is a public market for the shares of common stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which we are delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of common stock otherwise issuable upon the exercise of the option and to deliver promptly to us an amount equal to the exercise price or (c) a “net exercise” procedure effected by withholding the minimum number of shares of common stock otherwise issuable in respect of an option that is needed to pay the exercise price. Any fractional shares of common stock shall be settled in cash.
Stock Appreciation Rights.
The Committee may grant SARs under our Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with our Omnibus Incentive Plan. The Committee may grant SARs in tandem with an option, but the Committee may also award SARs independent of any option. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares of common stock or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (a) the fair market value on the exercise date of one share of our common stock over (b) the strike price per share of our common stock covered by the SAR, times (ii) the number of shares of our common stock covered by the SAR, less any taxes required to be withheld.

The strike price per share of our common stock covered by a SAR will be determined by the Committee at the time of grant but in no event may such strike price be less than 100% of the fair market value of a share of common stock on the date the SAR is granted (other than as otherwise provided by the Committee in the case of SARs that are Substitute Awards).
Restricted Stock and Restricted Stock Units.
The Committee may grant restricted shares of our common stock or may grant RSUs, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of our common stock for each RSU, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of our Omnibus Incentive Plan, the holder will generally have the rights and privileges of a shareholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock.
Other Equity-Based Awards and Other Cash-Based Awards.
The Committee may grant other equity-based or cash-based awards under our Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with our Omnibus Incentive Plan.
Effect of Certain Events on Our Omnibus Incentive Plan and Awards.
In the event of (i) any dividend (other than regular cash dividends) or other distribution in the form of cash, shares of our common stock, other securities or other property, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to acquire shares of our common stock or other securities, or other similar corporate transaction or event that affects the shares of our common stock (including a “Change in Control,” as defined in our Omnibus Incentive Plan); or (ii) unusual or nonrecurring events affecting us, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (a) the Absolute Share Limit, or any other limit applicable under our Omnibus Incentive Plan with respect to the number of awards which may be granted thereunder; (b) the number of shares of our common stock or other of our securities (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under our Omnibus Incentive Plan or any sub-plan; and (c) the terms of any outstanding award, including, without limitation, (x) the number of shares of our common stock or other of our securities (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate; (y) the exercise price or strike price with respect to any award; or (z) any applicable performance measures; provided, that in the case of any “equity restructuring,” (within the meaning of the FASB ASC Topic 718 (or any successor pronouncement thereto)) the Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.
In connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following: (i) substitution or assumption of awards, acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, or a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including, without limitation, any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of our common stock received or to be received by other holders of shares of our common stock in such event), including, without limitation, in the case of stock options and SARs, a cash payment equal to the excess, if any, of the fair market value of the shares of our common stock subject to the option or SAR over the aggregate exercise price or strike price thereof, or, in the case of restricted stock, RSUs, or other equity-based awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award prior to cancellation of the underlying shares in respect thereof.

Amendment and Termination.
Our Board may amend, alter, suspend, discontinue or terminate our Omnibus Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination may be made without shareholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to our Omnibus Incentive Plan; (ii) it would materially increase the number of securities which may be issued under our Omnibus Incentive Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in our Omnibus Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award will not be effective without the consent of the affected holder of such award.
The Committee may, to the extent consistent with the terms of our Omnibus Incentive Plan and any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a termination of employment or services, as applicable); provided, that, except as otherwise permitted in our Omnibus Incentive Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award will not be effective without the consent of the affected holder of such award; provided, further, that without shareholder approval, except as otherwise permitted in our Omnibus Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (ii) the Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the canceled option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Nontransferability of Awards.
No award will be permitted to be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Dividends and Dividend Equivalents.
The Committee, in its sole discretion, may provide as part of an award dividends or dividend equivalents, on such terms and conditions as may be determined by the Committee in its sole discretion. However, no dividend or dividend equivalents are payable with respect to any outstanding option, any outstanding SAR or any unearned awards subject to time or performance-based vesting conditions (although dividends and dividend equivalents may be accumulated in respect of such unearned awards and paid within 15 days after such awards are earned and become payable or distributable).
Clawback/Repayment.
All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by our Board or the Committee and as in effect from time to time and (ii) applicable law. To the extent that the Committee determines that a participant has received any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay us any such excess amount.

United States Federal Income Tax Consequences
The following is a general summary of certain material U.S. federal income tax consequences of the grant, vesting, settlement and exercise of certain awards under our Omnibus Incentive Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Code and is neither intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards granted under our Omnibus Incentive Plan are exempt from, or comply with, the rules under Section 409A of the Code related to non-qualified deferred compensation. Moreover, the U.S. federal income tax consequences to any particular holder may differ from those described herein by reason of, among other things, the particular circumstances of such holder.
Incentive Stock Options. An option granted as an “incentive stock option” under Section 422 of the Code may qualify for special tax treatment. The Code requires that, for treatment of an option as an ISO, common stock acquired through the exercise date of the option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the option “spread value” at the time of exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as applicable. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, with certain exceptions, the holder will generally realize ordinary income at the time of such disposition equal to the difference between the exercise price and the fair market value of a share on the date of exercise. Any additional gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, as applicable. Finally, if an otherwise qualified ISO first becomes exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.
Non-qualified Stock Options. In general, in the case of a non-qualified stock option, the holder has no federal income tax liability at the time of grant but realizes ordinary income upon exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares acquired upon exercise over the exercise price. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, as applicable. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Stock Appreciation Rights. No federal income tax liability will be realized by a holder upon the grant of a stock appreciation right. Upon the exercise of a SAR, the holder will recognize ordinary income in an amount equal to the fair market value of the shares of common stock or cash payment received in respect of the SAR. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if the SAR is settled in shares) is treated as capital gain or loss, as applicable. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Restricted Stock. A holder will not have any federal income tax liability upon the grant of an award of restricted stock, but will have ordinary income equal to the difference between the fair market value of the shares on that date over the amount the holder paid for such shares, if any, on the date the restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture. A holder may elect under Section 83(b) of the Code to include as ordinary income in the year of issuance and amount equal to the fair market value of the shares on the date of issuance. However, if the restricted stock award is later forfeited, the holder will not be able to recover the tax previously paid pursuant to such holder’s Section 83(b) election. Any future gain or loss recognized on a subsequent sale or exchange of the common stock is treated as capital gain or loss, as applicable. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year. Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act.
Restricted Stock Units. A holder will not have any federal income tax liability at the time a restricted stock unit is granted. Rather, upon the delivery of shares (or cash) pursuant to a restricted stock unit award, the holder will have ordinary income equal to the fair market value of the number of shares (or the amount of cash) the holder actually receives with respect to the award. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if the restricted stock unit is settled in shares) is treated as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.

Other Equity-Based Awards. A holder will have ordinary income equal to the difference between the fair market value of the shares on the date the common stock subject to such other equity-based award is transferred to the holder over the amount the holder paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the holder, the amount of ordinary income to the holder for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any gain or loss recognized upon a subsequent sale or exchange of the stock is treated as capital gain or loss for which we are not entitled to a deduction.
Tax Consequences to KREF. To the extent the holder recognizes ordinary income in the circumstances described above, we generally will be entitled to a corresponding income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. However, we will not be entitled to any income tax deduction upon a qualifying disposition of an incentive stock option.
While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Required Vote
The KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan will be approved if it receives the affirmative vote of a majority of the total votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan.
Recommendation
Our Board recommends a vote “FOR” the approval of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan.

OWNERSHIP OF SECURITIES
Unless otherwise noted, the following table sets forth information with respect to the beneficial ownership of our voting equity as of March 3, 2025 held by (1) each person known to us to beneficially own more than 5% of any class of our outstanding voting securities, (2) each of our directors, director nominees and Named Executive Officers and (3) all of our directors and executive officers as a group.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted, the address of each beneficial owner is c/o KKR Real Estate Finance Trust Inc., 30 Hudson Yards, Suite 7500, New York, New York 10001.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% owner
KKR Affiliates(1)	10,000,001	14.6%
BlackRock, Inc.(2)	10,539,976	15.3%
The Vanguard Group(3)	6,526,104	9.5%
Named Executive Officers, Directors and Director Nominees
Ralph F. Rosenberg(4)	250,578	*
Terrance R. Ahern(5)	26,469	*
Irene M. Esteves(5)	40,890	*
Jonathan A. Langer(5)	58,521	*
Paula Madoff(5)	41,104	*
Deborah H. McAneny(5)	51,021	*
Christen E.J. Lee(6)	220,912	*
Matthew A. Salem	364,407	*
W. Patrick Mattson	231,820	*
Kendra Decious	19,206	*
Kelly Galligan	—	*
Vincent J. Napolitano	13,108	*
All directors and executive officers as a group (12 persons)	1,318,036	1.9%

*	Represents less than 1%.
(1)
Based on a Schedule 13G/A filed with the SEC on February 13, 2023 and other records provided to the Company. Includes 10,000,000 shares of common stock held by KKR REFT Holdings L.P. (“KKR REFT Holdings”) and one share of common stock held by KKR REFT Asset Holdings LLC (“KKR REFT Asset Holdings”). The general partner of KKR REFT Holdings is KKR REFT Holdings GP LLC, which is wholly owned by KKR REFT Asset Holdings. KKR REFT Asset Holdings is owned by KKR Group Partnership L.P. (“KKR Stockholder”) and KKR Financial Holdings LLC, whose common shares are wholly owned by KKR Stockholder. KKR Group Holdings Corp. is the general partner of KKR Stockholder. KKR Group Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR & Co. Inc. is the sole shareholder of KKR Group Co. Inc. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. In such capacities, each of the aforementioned entities and individuals may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the shares held by KKR REFT Holdings and KKR REFT Asset Holdings. The address of each of these persons and entities, except Messrs. Kravis and Roberts, is 30 Hudson Yards, Suite 7500, New York, New York 10001. The address for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, New York 10001. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)
Based on a Schedule 13G/A filed with the SEC on January 22, 2024, BlackRock, Inc. has sole voting power over 10,388,120 shares of our common stock and sole dispositive power over 10,539,976 shares of our common stock. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

(3)
Based on a Schedule 13G/A filed with the SEC on November 12, 2024, The Vanguard Group has shared voting power over 62,291 shares of our common stock, sole dispositive power over 6,526,104 shares of our common stock and shared dispositive power over 122,710 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes 125,289 shares of common stock held by Rosenberg Enterprises, L.P., over which Mr. Rosenberg has investment authority.
(5)	Includes 11,270 RSUs scheduled to vest within 60 days of March 3, 2025.
(6)
Includes (i) 5,000 shares of common stock held by Mr. Lee’s children and 12,646 shares of common stock held by a trust for the benefit of Mr. Lee’s children for which the Mr. Lee is the trustee (ii) 3,730 shares of common stock held by Mr. Lee’s spouse; and (iii) 3,664 shares of common stock held by a trust for which the Mr. Lee is the trustee.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transaction Policy
Our Board has adopted a written related person transaction policy, setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Under the policy, related person transactions are approved or ratified by our Board or a duly authorized committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
As part of our related person transaction policy, the Board has formed and constituted an Affiliate Transaction Committee composed of certain of the Board’s independent directors. The Affiliate Transaction Committee is responsible for reviewing and approving or ratifying a related person transactions or, as the Affiliate Transaction Committee may deem necessary or advisable, transactions in which the Company or its subsidiaries are participants and KKR may have a direct or indirect material interest or where such transaction could otherwise create a conflict of interest.
Management Agreement
In connection with our initial public offering, or IPO, in May 2017, we entered into the Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Pursuant to the Management Agreement, our Manager manages our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our Board. Our Manager is responsible for, among other matters, (1) the selection, origination or purchase and sale of our portfolio investments, (2) our financing activities and (3) providing us with investment advisory services. Our Manager is also responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our investments and business and affairs as may be appropriate. Our investment decisions are approved by an investment committee of our Manager that is comprised of senior investment professionals of KKR, including senior investment professionals of KKR Real Estate.
Pursuant to the terms of our Management Agreement, our Manager is paid a management fee in an amount equal to the greater of: (x) $250,000 per annum ($62,500 per quarter); and (y) 1.50% per annum (0.375% per quarter) of our “Equity” (as defined in the Management Agreement). The Manager is also entitled to incentive compensation in an amount equal to the excess of (1) the product of (a) 20% and (b) the excess of (i) our Distributable Earnings (defined in our Management Agreement as “Core Earnings”) for the previous 12-month period, over (ii) the product of (A) our Equity in the previous 12-month period, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarters of such previous 12-month period. We are also required to reimburse our Manager or its affiliates for specified costs and expenses incurred by it and its affiliates on our behalf except for those specifically required to be borne by our Manager under the Management Agreement.
The initial term of our Management Agreement expired on October 8, 2017 and, pursuant to the terms of the Management Agreement, initially automatically renewed for one-year terms on each anniversary thereafter. For administrative efficiency purposes, the Management Agreement was amended in August 2019 to change the expiration date of each automatic renewal period from October 7th to December 31st. The Management Agreement may be terminated annually, without cause, upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us and our subsidiaries taken as a whole or (2) our determination that the management fee and incentive fee payable to our Manager are not fair, subject to our Manager’s right to prevent any termination due to unfair fees by accepting a reduction of management and/or incentive fees agreed to by at least two-thirds of our independent directors. We must provide our Manager 180 days’ written notice of any termination. Unless terminated for cause as described below, our Manager will be paid a termination fee equal to three times the sum of (i) the average annual management fee and (ii) the average annual incentive fee, in each case earned by our Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination.
As part of its oversight of agreements and arrangements with the Manager and its affiliates, our Affiliate Transaction Committee regularly reviews the services performed by the Manager and the fees paid therefor.

For the fiscal year ended December 31, 2024, we paid our Manager an aggregate of $30.3 million pursuant to the management agreement, of which $24.5 million represented management fees and $5.7 million represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by our Chief Financial Officer in 2024.
Incentive Plan
KREF’s Compensation Committee administers the Incentive Plan, which provides for awards of stock options; stock appreciation rights; restricted stock; RSUs; limited partnership interests of KKR Real Estate Finance Holdings L.P. (the “Operating Partnership”), a wholly-owned subsidiary of KREF, that are directly or indirectly convertible into or exchangeable or redeemable for shares of KREF’s common stock pursuant to the limited partnership agreement of the Operating Partnership (“OP Interests”); awards payable by (i) delivery of KREF’s common stock or other equity interests, or (ii) reference to the value of KREF’s common stock or other equity interests, including OP Interests; cash-based awards; or performance compensation awards.
No more than 7.5% of the issued and outstanding shares of KREF’s common stock on a fully diluted basis, assuming the exercise of all outstanding stock options granted under the Incentive Plan and the conversion of all warrants and convertible securities into shares of common stock, or a total of 4,028,387 shares of common stock, will be available for awards under the Incentive Plan. In addition, (i) the maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director (as defined in the Incentive Plan), taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1.0 million and (ii) the maximum amount that can be paid to any participant for a single fiscal year during a performance period (or with respect to each single fiscal year if a performance period extends beyond a single fiscal year) pursuant to a performance compensation award denominated in cash will be $10.0 million.
No awards may be granted under the Incentive Plan on and after February 12, 2026. The Incentive Plan will continue to apply to awards granted prior to such date. During the year ended December 31, 2024, KREF granted 681,350 RSUs to KREF’s directors and employees of the Manager or its affiliates. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers, as well as employees of the Manager or its affiliates, and creates alignment between the Manager’s investment team and the Company. As of December 31, 2024, 1,358,928 shares of common stock remained available for awards under the Incentive Plan.
Christen Lee Equity Awards
In addition to serving as Vice Chairman of our Board of Directors, Mr. Lee is a Partner at KKR and responsible for KKR’s global real estate business. As of December 31, 2024, Mr. Lee held the following unvested KREF RSU awards: (i) 16,667 RSUs granted on December 19, 2022, which will vest on October 1, 2025 and (ii) 16,667 RSUs granted on December 15, 2023, which will vest in equal installments on October 1, 2025 and October 1, 2026.
Governance Rights of Certain Pre-IPO Stockholders
Our Bylaws provide that, so long as our Manager or any of its affiliates serve as our manager, in order for an individual to be qualified to be nominated for election as a director or to serve as a director, the nominee together with all other individuals nominated for election and any individuals who will continue to serve as a director after such election must include at least one individual that is or was designated by KKR Group Partnership L.P. (successor to KKR Fund Holdings L.P.).
Registration Rights Agreement
We have entered into a registration rights agreement with KKR Stockholder and other pre-IPO holders of our common stock sold to them in connection with their subscription for shares of our common stock in the private placements consummated prior to our IPO (the “pre-IPO private placements”). The registration rights agreement gives such registration rights holders an unlimited number of “demand” registrations and customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act.

Relationship with KKR Capital Markets
In April 2018, we entered into a term loan financing arrangement (“Term Loan Facility”) with a third party lender under which KKR Capital Markets (“KCM”) will serve as arranger. In consideration for structuring and sourcing the Term Loan Facility, KCM will receive from KREF fees equal to 0.75% of the committed loan advances. As of the date of this proxy statement, there was a $1 billion maximum loan commitment under the Term Loan Facility. Since the beginning of the fiscal year ended December 31, 2022, we have not paid KCM any fees in connection with the Term Loan Facility.
In August 2018, we entered into a loan financing facility with BMO Harris Bank (“BMO Facility”) under which KCM will serve as structuring agent. In consideration for structuring and sourcing the BMO Facility, KCM will receive from KREF fees equal to 0.35% of the committed loan advances. As of the date of this proxy statement, there was a $300 million maximum loan commitment under the BMO Facility. We paid $0.5 million in KCM structuring fees in connection with the facility during the year ended December 31, 2022.
In December 2018, we entered into a corporate revolving credit facility currently administered by Morgan Stanley Senior Funding (the “Revolver”) for which KCM will serve as arranger. In 2022, we increased the borrowing capacity on the Revolver to $610.0 million. In March 2025, we further increased the borrowing capacity on the Revolver to $660.0 million and extended the maturity date through March 2030. In connection with the extension and upsize of the Revolver, and in consideration for its services as the arranger, KREF is obligated to pay KCM an arrangement fee equal to 0.375% of the aggregate amount of existing commitments plus 0.75% of the aggregate amount of new commitments, subject to certain limitations. We paid $3.3 million and $2.8 million of arrangement fees to KCM in connection with the Revolver during the year ended December 31, 2022 and the first quarter of 2025, respectively.
In February 2019, we entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and KCM as sales agents, pursuant to which we may sell, from time to time, up to an aggregate sales price of $100.0 million of our common stock. Under the Equity Distribution Agreement, each sales agent, including KCM, will be entitled to compensation in an amount not to exceed, but may be less than, 2.00% of the gross sales price per share for any common stock sold through it. We sold 340,458 shares under the Equity Distribution Agreement through a third party broker and did not incur or pay any commissions to KCM during the year ended December 31, 2022.
In March 2020, we entered into a warehouse financing facility with HSBC Bank USA N.A. (the “HSBC Facility”) under which KCM will serve as arranger. In consideration for structuring and sourcing the HSBC Facility, KCM will receive from KREF fees up to 0.25% of the committed loan advances under the facility, subject to a cap of $1.25 million to be paid as loans fund on the facility. As of the date of this proxy statement, there was a $500 million maximum loan commitment under the HSBC Facility. Since the beginning of the fiscal year ended December 31, 2022, we have not incurred or paid KCM any structuring fees in connection with the HSBC Facility.
In September 2020, we entered into a $300 million secured term loan with third party lenders under which KCM served as arranger. In November 2021, we completed repricing and upsize of the secured term loan, resulting in an aggregate principal amount outstanding of $350.0 million. In March 2025, we completed repricing and upsize of the secured term loan, resulting in an aggregate principal amount outstanding of $550.0 million. Since the beginning of the fiscal year ended December 31, 2022, we paid KCM $1.3 million in arrangement and structuring fees in connection with the secured term loan repricing and upsize in the first quarter of 2025.
In July 2021, we entered into a $500.0 million Master Repurchase Agreement and Securities Contract with a financial institution (“KREF Lending IX Facility”). In connection with the KREF Lending IX Facility, and in consideration for structuring and sourcing this arrangement, we were obligated to pay KCM a structuring fee equal to 0.75% of the respective committed loan advances under the agreement. In 2022, we increased the borrowing capacity under the agreement to $1.0 billion. In connection with the upsize of the KREF Lending IX Facility in 2022, and in consideration for KCM’s services as the arranger, KREF paid KCM $0.3 million and $2.3 million in structuring fees during the year ended December 31, 2023 and 2022, respectively. This fee arrangement was terminated in December 2024.

In January 2022, KREF issued 6,210,000 million shares of 6.5% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), at a liquidation price of $25.00 per share, and received net proceeds of $151.2 million. In connection with the Series A Preferred Stock issuance, and in consideration for KCM’s services as joint bookrunner, KREF incurred and paid KCM a $1.3 million in underwriting discount and commission during the year ended December 31, 2022.
In February 2022, KREF financed a pool of loan participations from its existing multifamily loan portfolio through a managed CLO (“KREF 2022-FL3”). In connection with the KREF 2022-FL3 CLO issuance, and in consideration for KCM’s services as the co-lead manager and joint bookrunner, KREF paid KCM $0.5 million in structuring and placement agent fees during the year ended December 31, 2022.
In April 2022, we entered into a $100.0 million loan financing facility with a financial institution (“KREF Lending XI Facility”). In connection with the KREF Lending XI Facility, and in consideration for KCM’s services as the structuring agent, we paid KCM $0.5 million in structuring fees during the year ended December 31, 2022.
In June 2022, we entered into a $350.0 million Master Repurchase Agreement and Securities Contract with a financial institution (“KREF Lending XII Facility”). In connection with the KREF Lending XII Facility, and in consideration for structuring and sourcing this arrangement, we are obligated to pay KCM a structuring fee equal to 0.35% of the respective loan advances under the agreement. We paid $0.6 million in KCM structuring fees in connection with the facility during the year ended December 31, 2022.
In August 2022, we entered into a $265.6 million loan financing facility with a financial institution (“KREF Lending XIII Facility”). In consideration for structuring and sourcing this arrangement, KREF is obligated to pay KCM a structuring fee equal to 0.5% of the facility amount under the agreement. We paid $1.3 million in KCM structuring fees in connection with the facility during the year ended December 31, 2022.
In October 2022, we entered into a $125.0 million loan financing facility with a financial institution (“KREF Lending XIV Facility”). In connection with the KREF Lending XIV Facility, and in consideration for KCM’s services as the structuring agent, we paid KCM $0.6 million in structuring fees during the year ended December 31, 2022.
KKR License Agreement
We have entered into a license agreement with KKR pursuant to which KKR has granted us a fully paid-up, royalty-free, non-exclusive license to use the name “KKR Real Estate Finance Trust Inc.”, the ticker symbol “KREF” and our domain name. Under this agreement, we have a right to use this name, ticker symbol and domain name for so long as our Manager (or another affiliate of KKR) serves as our Manager pursuant to the Management Agreement and our Manager (or another managing entity) remains an affiliate of KKR under the license agreement. The license agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice. KKR and its affiliates will retain the right to continue using the “KKR” name. In the event that the license agreement is terminated, we will be required to change our name, ticker symbol and domain name and cease using the “KKR” name.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our Charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors and executive officers for which indemnification is sought.

ANNUAL REPORT
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are available on our website at www.kkrreit.com under “SEC Filings” of the “For Investors” tab. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to KKR Real Estate Finance Trust Inc. at our principal executive offices, which are currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001, Attention: Investor Relations.
OTHER BUSINESS
Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting, the proposal should be mailed by registered mail return receipt requested, to our Secretary at our principal executive offices, which are currently located at 30 Hudson Yards, Suite 7500, New York, New York 10001.
To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2026 and form of proxy, a proposal must be received by our Secretary on or before November 14, 2025. If the date of our annual meeting to be held in 2026 is advanced or delayed by more than 30 days before or after the first anniversary of the date of the Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials for the annual meeting to be held in 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the annual meeting of stockholders to be held in 2026, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. Therefore, to be presented at our annual meeting to be held in 2026, a proposal must be received on or after October 15, 2025 but not later than November 14, 2025. In the event that the date of our annual meeting to be held in 2026 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than February 24, 2026.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call 800-542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting our Investor Relations department at (212) 763-9048 or KREF-IR@kkr.com.

Annex A
KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan
KKR REAL ESTATE FINANCE TRUST INC.
2025 OMNIBUS INCENTIVE PLAN
1. Purpose. The purpose of the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan is to provide a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and other members of the Company Group, as well as directors, officers and employees of the Manager and its Affiliates who are providing services to the Company Group, can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2. Definitions. The following definitions shall be applicable throughout the Plan.
(a) “Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.
(b) “Adjustment Event” has the meaning given such term in Section 11(a) of the Plan.
(c) “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(d) “A&R Management Agreement” means the Third Amended and Restated Management Agreement, dated as of May 5, 2017, by and between the Company and the Manager, as amended, restated, supplemented or otherwise modified from time to time.
(e) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award, Other Cash-Based Award and OP Interests granted under the Plan.
(f) “Award Agreement” means the document or documents by which each Award (other than an Other Cash-Based Award) is evidenced, which may be in written or electronic form.
(g) “Board” means the Board of Directors of the Company.
(h) “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause”, as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of such Termination, or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient, which results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (C) conviction of, or plea of guilty or no contest to, (I) any felony; or (II) any other crime that results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (D) material violation of the written policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Service Recipient or any other member of the Company Group; or (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient; provided, in any case, a Participant’s resignation after an event that would be grounds for a Termination for Cause will be treated as a Termination for Cause hereunder.
(i) “Change in Control” means:
(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, the exercise, exchange or conversion of any interests of any Subsidiary, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);
(ii) during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company;
except, in the case of clauses (i)-(iii), if the Change in Control results from a transaction between the Company and the Manager or an Affiliate of the Manager or from a termination of the A&R Management Agreement.
(j) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(k) “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(l) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m) “Company” means KKR Real Estate Finance Trust Inc., a Maryland corporation, and any successor thereto.
(n) “Company Group” means, collectively, the Company and any of their respective Subsidiaries.
(o) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(p) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.
(q) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; or (iii) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with any member of the Company Group.
(r) “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability”, as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Company (or designee) in its sole and absolute discretion.
(s) “Effective Date” means April 25, 2025.
(t) “Eligible Manager Employee” means any director, officer or employee of the Manager or any of its Affiliates that provides services to any member of the Company Group.
(u) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant, advisor or other service provider to any member of the Company Group, including Eligible Manager Employees, who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above, has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.
(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(w) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(x) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, however, as to any Awards granted on or with a Date of Grant of the date of the pricing of the Company’s initial public offering, “Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering.
(y) “GAAP” has the meaning given such term in Section 7(d) of the Plan.
(z) “Immediate Family Members” has the meaning given such term in Section 13(b) of the Plan.
(aa) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(bb) “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.
(cc) “Manager” means KKR Real Estate Finance Manager LLC, a Delaware limited liability company.
(dd) “NASDAQ” means The NASDAQ Global Market.
(ee) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(ff) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(gg) “Operating Partnership” means KKR Real Estate Finance Holdings L.P., a Delaware limited partnership, and the entity that the Company conducts its business through, together with any successor entity thereto.
(hh) “OP Interest” means a limited partnership interest of the Operating Partnership, which are directly or indirectly convertible into, exchangeable for or redeemable for shares of Common Stock pursuant to the Partnership Agreement.
(ii) “Option” means an Award granted under Section 7 of the Plan.
(jj) “Option Period” has the meaning given such term in Section 7(c) of the Plan.
(kk) “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is denominated in cash.
(ll) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, that is granted under Section 10 of the Plan and is payable by (i) delivery of Common Stock or other equity interests, including OP Interests, or (ii) reference to the value of Common Stock or other equity interests, including OP Interests.
(mm) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.
(nn) “Partnership Agreement” means the Limited Partnership Agreement of the Operating Partnership, as may be amended from time to time.
(oo) “Permitted Transferee” has the meaning given such term in Section 13(b) of the Plan.
(pp) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(qq) “Plan” means this KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan, as it may be amended from time to time.
(rr) “Qualifying Director” means a person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(ss) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(tt) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(uu) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(vv) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(ww) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(xx) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(yy) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(zz) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(aaa) “Subsidiary” means, with respect to any specified Person:
(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(bbb) “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.
(ccc) “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(ddd) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that with respect to any Participant who is an employee of the Manager or its Affiliates, such Participant shall be deemed to undergo a Termination hereunder upon the first to occur of (i) a termination of the A&R Management Agreement; and (ii) a termination of such Participant’s employment or service, as applicable, with the Manager and its Affiliates.
3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4. Administration.
(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be an Qualifying Director. However, the fact that a Committee member shall fail to qualify as an Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act related to persons who are subject to Section 16 of the Exchange Act will be taken only by the Board or by a committee or subcommittee of two (2) or more Qualifying Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Qualifying Director shall not invalidate any action that is otherwise valid under the Plan.
(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e) No member of the Board or the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5. Grant of Awards; Shares Subject to the Plan; Limitations.
(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, the maximum aggregate number of shares of Common Stock that shall be available for Awards under the Plan shall not exceed 2,750,000 shares (the “Absolute Share Limit”); (ii) subject to Section 11 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). Other Equity-Based Awards that are OP Interests shall reduce the Absolute Share Limit on a one-for-one basis.
(c) Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock (or OP Interests, if applicable) to which the Award related, the undelivered shares (or OP Interests, if applicable) will again be available for grant. For the avoidance of doubt, shares of Common Stock withheld in payment of the Exercise Price or Strike Price, or taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price or Strike Price, or taxes relating to an Award, shall not again be available for Awards under the Plan.
(d) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.
(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.
7. Options.
(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.
(c) Vesting and Expiration; Termination.
(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason. Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.
(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).
(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that is needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.
(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two (2) years after the Date of Grant of the Incentive Stock Option or (ii)

one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8. Stock Appreciation Rights.
(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c) Vesting and Expiration; Termination.
(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.
(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).
(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.
(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 13(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than, or in addition to, the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c) Vesting; Termination.
(i) Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that, notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Restricted Period at any time and for any reason.
(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).
(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE KKR REAL ESTATE FINANCE TRUST INC. 2025 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN KKR REAL ESTATE FINANCE TRUST INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF KKR REAL ESTATE FINANCE TRUST INC.
10. Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement; provided, however, in the case of an Other Equity-Based Award payable by delivery of OP Interests, such Award must also satisfy the requirements of the Partnership Agreement. Each Other Cash-Based Award granted under the Plan shall be evidenced by such form as the Committee may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 13(c) of the Plan.
11. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Other Cash-Based Awards):
(a) General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan, and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (II) the Exercise Price or Strike Price with respect to any Award, or (III) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 11 shall be conclusive and binding for all purposes.
(b) Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:
(i) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards, or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and
(ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancelling any one or more outstanding Awards and causing to be paid to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards prior to cancellation, or the underlying shares in respect thereof.
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).
(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 11, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his or her Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Fractional Shares. Any adjustment provided under this Section 11 may provide for elimination of any fractional share that might otherwise become subject to an Award.
12. Amendments and Termination.
(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 11 of the Plan) or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 12(b) of the Plan without stockholder approval.
(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 11, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 11 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
13. General.
(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b) Nontransferability.
(i) Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii) The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c) Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unearned Awards subject to performance conditions (other than, or in addition to, the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).
(d) Tax Withholding.
(i) A Participant shall be required to pay to the Service Recipient or any other member of the Company Group, and the Service Recipient or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.
(ii) Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability.
(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.
(f) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any other member of the Company Group, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(g) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other member of the Company Group.
(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
(i) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(j) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(k) Government and Other Regulations.
(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(m) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(n) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any other member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company or any other member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.
(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.
(s) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u) Section 409A of the Code.
(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(v) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (A) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time, and (B) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(w) Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:
(i) cancel any or all of such Participant’s outstanding Awards; or
(ii) require such Participant to forfeit any gain realized on the vesting or exercise of Awards, and to repay any such gain promptly to the Company.
(x) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any other member of the Company Group, as applicable, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(y) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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V65190-P27023 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

KKR REAL ESTATE FINANCE TRUST INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Terrance R. Ahern
02) Irene M. Esteves
03) Jonathan A. Langer
04) Christen E.J. Lee
05) Paula Madoff
06) Deborah H. McAneny
07) Ralph F. Rosenberg
08) Matthew A. Salem

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐
3. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
4. Approve the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V65191-P27023

KKR REAL ESTATE FINANCE TRUST INC.
Annual Meeting of Stockholders
April 25, 2025 8:30 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Matthew A. Salem, W. Patrick Mattson, Kendra Decious and Kelly Galligan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of KKR Real Estate Finance Trust Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 25, 2025 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side